Exhibit 10.30

EXECUTION VERSION

30 April 2013

ALIBABA GROUP HOLDING LIMITED

THE COMPANIES NAMED HEREIN

as Original Guarantors

arranged by

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Mandated Lead Arrangers

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Original Lenders

with

CITICORP INTERNATIONAL LIMITED

acting as Agent

CITICORP INTERNATIONAL LIMITED

acting as Security Agent

US$8,000,000,000

FACILITIES AGREEMENT

dated 30 April 2013

for

ALIBABA GROUP HOLDING LIMITED

CONTENT

THIS AGREEMENT is dated 30 April 2013 and made between:

(1)	ALIBABA GROUP HOLDING LIMITED (the “Company”);

(2)	THE COMPANIES listed in Part A of Schedule 1 (The Original Guarantors) as original guarantors (the “Original Guarantors”);

(3)	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED; CITIGROUP GLOBAL MARKETS ASIA LIMITED; CREDIT SUISSE AG, SINGAPORE BRANCH; DBS BANK LTD.; DEUTSCHE BANK AG, SINGAPORE BRANCH; THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED; JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH; MIZUHO CORPORATE BANK, LTD.; and MORGAN STANLEY ASIA LIMITED (whether acting individually or together, the “Mandated Lead Arrangers”);

(4)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”);

(5)	CITICORP INTERNATIONAL LIMITED as agent of the Finance Parties (other than itself) (the “Agent”); and

(6)	CITICORP INTERNATIONAL LIMITED as security agent and trustee for the Finance Parties (the “Security Agent”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“2012 Facilities” means the existing loan facilities of the Company in an aggregate principal amount not exceeding US$4,000,000,000 under the following facilities agreements:

(a)	a US$3,000,000,000 facilities agreement dated 18 May 2012 between, inter alios, the Company and certain international financial institutions, as amended and restated on 18 May 2012, 13 June 2012, 30 October 2012 and 19 March 2013;

(b)	a US$1,000,000,000 facility agreement dated 23 August 2012 between, inter alios, the Company and certain international financial institutions, as amended and restated on 10 September 2012 and 19 March 2013;

(c)	a US$1,000,000,000 facility agreement dated 18 June 2012 between, inter alios, the Company and China Development Bank Corporation Hong Kong Branch; and

(d)	a US$1,000,000,000 facility agreement dated 7 September 2012 between, inter alios, the Company and China Development Bank Corporation Hong Kong Branch.

“2012 Accountant’s Report” means the report by PricewaterhouseCoopers dated 15 March 2012 relating to the Company and its Subsidiaries.

“2012 Legal Due Diligence Report” means the legal due diligence report dated 13 April 2012 prepared by White & Case (as to Hong Kong law), King & Wood (as to PRC law) and Walkers (as to Cayman Islands and British Virgin Islands law) relating to the Group.

“2012 Reports” means the 2012 Accountant’s Report and the 2012 Legal Due Diligence Report.

“A.com Group IPR License Agreement” means the non-exclusive, perpetual, irrevocable and sub-licensable license agreement entered or to be entered into on or prior to the Initial Utilisation Date between the Company as licensor and Alibaba.com Limited as licensee in respect of the Intellectual Property owned by the Company which is necessary for the operations of Alibaba.com Limited and each of its Subsidiaries from time to time.

“Acceptable Bank” means:

(a)	a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency;

(b)	any bank or financial institution set out in Schedule 8 (Acceptable Banks); or

(c)	any other bank or financial institution approved by the Agent (acting on the instructions of the Majority Lenders).

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Account Charge” means the charge over account in relation to the Debt Service Reserve Account dated on or prior to the Initial Utilisation Date between the Company and the Security Agent.

“Accounting Principles” means:

(a)	in relation to the Company, US GAAP or IFRS;

(b)	in relation to an Onshore Group Member, PRC GAAP; and

(c)	in relation to any other Group Member, such generally accepted accounting principles as are required or permitted to be applied in accordance with applicable law or regulation.

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Additional Shares” has the meaning set out in Clause 21.20 (Conditions Subsequent).

“Administrative Party” means each of the Agent, the Security Agent and the Mandated Lead Arrangers.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Assignment Agreement” means an agreement substantially in a recommended form of the APLMA or any other form agreed between the relevant assignor, assignee and the Agent.

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means:

(a)	in relation to a Term Facility, the period from and including the date of this Agreement to and including the date falling 9 months after the date of this Agreement; and

(b)	in relation to the Revolving Facility, the period from and including the date of this Agreement to and including the date falling 35 months after the date of this Agreement.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the aggregate amount of its participation in any outstanding Loans under that Facility; and

(b)	in relation to any proposed Utilisation, the aggregate amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

other than, in relation to any proposed Utilisation under the Revolving Facility only, that Lender’s participation in any Revolving Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Break Costs” means the amount (if any) by which:

(a)	the interest (excluding the Margin) which a Lender should have received pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of the principal amount of a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount of interest which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget” means the annual consolidated budget for the Group for the fiscal year 2013/2014 and a forecast of the projected financial performance of the Group for fiscal years 2014/15 and 2015/16 as contained in the Information Package, but in each case without reference to the results, or the assets or liabilities, of any Finance Company or any Project Company.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, Singapore and New York.

“Cash” means, at any time, cash in hand or at bank (including for the avoidance of doubt time deposits which in accordance with the terms applicable thereto may be broken) and (in the case of cash at bank) credited to an account in the name of a Group Member (including amounts credited to the Debt Service Reserve Account) and to which a Group Member is alone (or together with other Group Members) beneficially entitled and for so long as:

(a)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group Member or of any other person whatsoever or on the satisfaction of any other condition;

(b)	there is no Security over that cash except for Transaction Security or any Security constituted by any netting or set-off arrangements contained in any standard bank mandate documentation entered into by Group Members in the ordinary course of their banking arrangements; and

(c)	in relation to an Offshore Group Member, the cash is freely and (except to the extent of any Transaction Security) immediately available to be applied in repayment or prepayment of the Facilities.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit or time deposits maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)	any investment in marketable debt obligations issued or guaranteed by the government of Hong Kong, Japan, the United Kingdom, the United States of America, the PRC or Singapore, or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not mandatorily convertible or mandatorily exchangeable into any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America or the United Kingdom;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited (or an equivalent rating by any other internationally recognised rating agency), (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above and (iii) can be turned into cash on not more than thirty (30) days’ notice;

(e)	any investment in money market funds which (i) have a credit rating of AAA by Standard & Poor’s Rating Services or an equivalent rating by any other internationally recognised rating agency and (ii) which can be turned into cash on not more than thirty (30) days’ notice; or

(f)	any other debt security approved by the Agent (acting on the instructions of the Majority Lenders),

in each case to which any Group Member is alone (or together with other Group Members) beneficially entitled at that time and which is not issued or guaranteed by any Group Member or subject to any Security (other than Security arising under the Transaction Security Documents).

“Change of Reference Period” means the change of the accounting reference date of each Offshore Group Member from 31 December to 31 March.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Commitment” means a Term Facility Commitment or Revolving Facility Commitment.

“Competitors” means Amazon, Baidu, eBay, Facebook, Google, Yahoo, Microsoft, Tencent, 360Buy, 360Qihoo, VANCL, Wal-Mart Stores, Inc., Yihaodian and each of their controlled Affiliates.

“Compliance Certificate” means a certificate delivered pursuant to Clause 19.2 (Compliance Certificate) and signed by a director or the chief financial officer of the Company, for and on behalf of the Company, substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

“Composite Share Charge” means the share charge in relation to shares in such Group Members as stated therein, dated on or prior to the Initial Utilisation Date between the Original Chargors and the Security Agent.

“Composite Share Charge Deed of Accession” has the meaning given to the term “Deed of Accession” in the Composite Share Charge.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA as set out in Schedule 13 (Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent and in any event the benefit of which accrues to the Company as a third party beneficiary.

“Debtor Accession Deed” has the meaning given to that term in the Intercreditor Agreement.

“Debt Service Reserve Account” means the US Dollar denominated account in the name of the Company held with Citibank, N.A., Hong Kong Branch with account number 62188011 and account name Citi AT AB - Alibaba - DSRA.

“Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice or the making of any determination (other than as to materiality) referred to in Clause 22 (Events of Default)) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)	which has failed to make its participation in a Loan available or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and,

payment is made within two Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distributable Reserves” means, in relation to an Onshore Group Member which is a WFOE, the retained earnings of such WFOE that may in accordance with any applicable PRC law and regulation and PRC GAAP be distributed to its shareholders outside of the PRC after taking into account all Taxes payable under PRC law and all statutory reserve requirements in the PRC.

“Dormant Subsidiary” means a Group Member which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, any material assets (including, without limitation, indebtedness owed to it).

“EBITDA” has the meaning given to that term in Clause 20 (Financial Covenants).

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

“Excluded Debt” has the meaning given to that term in Clause 20.1 (Financial definitions).

“Excluded Earnings” has the meaning given to that term in Clause 20.1 (Financial definitions).

“Extended Loan” means a Loan or part of a Loan in respect of which the Company and the relevant Lender(s) have agreed to amend certain terms pursuant to an Extension Agreement.

“Extension Agreement” has the meaning given to that term in Clause 34.3 (Extension of Commitments).

“Facility” means Facility A, Facility C or the Revolving Facility.

“Facility A” means the term loan facility made available under this Agreement as described in Clause 2.1(a) (The Facilities).

“Facility A Commitment” means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading Facility A Commitment in Part B of Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility C” means the term loan facility made available under this Agreement as described in Clause 2.1(b) (The Facilities).

“Facility C Commitment” means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading Facility C Commitment in Part B of Schedule 1 (The Original Lenders) and the amount of any other Facility C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount of any Facility C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility C Loan” means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.

“Facility C Repayment Date” means each date set out in paragraph (b) of Clause 6.1 (Repayment of Term Facility Loans).

“Facility C Repayment Instalment” means the repayment instalments in respect of Facility C set out in paragraph (b) of Clause 6.1 (Repayment of Term Facility Loans).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters referring to this Agreement or the Facilities between one or more Administrative Parties and the Company setting out any of the fees referred to in Clause 11 (Fees).

“Final Repayment Date” means:

(a)	in relation to Facility A, the date falling thirty-six (36) months after the date of this Agreement;

(b)	in relation to Facility C, the date falling sixty (60) months after the date of this Agreement; and

(c)	in relation to the Revolving Facility, the date falling thirty-six (36) months after the date of this Agreement.

“Finance Company” means:

(a)	Alibaba Financial Holding Limited [F03] and its Subsidiaries (which include, as at the date of this Agreement, Alibaba Financial Investment Holding Limited [F04], Alibaba Financial China Holding Limited [F05], 重庆市阿里巴巴小额贷款有限公司 (Chongqing Alibaba Small Loan Co., Ltd.) [F51], 浙江阿里巴巴融信网络技术有限公司 (Zhejiang Alibaba Finance Credit Network Technology Co., Ltd.) [F80], 浙江融信网络技术有限公司 (Zhejiang Finance Credit Network Technology Co., Ltd.) [F81]);

(b)	浙江阿里巴巴小额贷款股份有限公司 (Zhejiang Alibaba Small Loan Co., Ltd.) [F50];

(c)	深圳市一达通企业服务有限公司 (Shenzhen 1-Touch Enterprise Service Ltd.) [B69];

(d)	商成融资担保有限公司 (Shangcheng Finance Guarantee Co., Ltd.) [F82]; and

(e)	any other Group Member whose primary function is the provision of merchant, consumer or other credit finance and/or related credit services (including provision of guarantees), which has obtained a small loans lending or other lending, credit, guarantee or comparable licence from the relevant regulator.

“Finance Document” means this Agreement, the Intercreditor Agreement, any Transaction Security Document, any Selection Notice, any Accession Letter, any Debtor Accession Deed, any Composite Share Charge Deed of Accession, any Fee Letter, the Syndication and Hedging Letter, any Resignation Letter, any Utilisation Request and any other document designated as such by the Company and the Agent (or by the Company and the Lenders, provided that the Agent receives notification of such designation).

“Finance Party” means the Agent, the Security Agent, a Mandated Lead Arranger or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (other than notes issued in the ordinary course of trading);

(d)	the amount of any liability in respect of any lease or hire purchase contract to the extent required, in accordance with the Accounting Principles, to be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) required under the Accounting Principles to be shown as a borrowing in the audited consolidated balance sheet of the Group;

(g)	for the purposes only of Clause 22.5 (Cross default), any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	for the purposes only of Clause 22.5 (Cross default), any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)	for the purposes only of Clause 22.5 (Cross default), the Preference Shares; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (f) above,

but excluding any indebtedness owing by a Group Member to another Group Member.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Company and its Subsidiaries from time to time.

“Group Member” means a member of the Group.

“Group Structure Chart” means the summary group structure chart in the agreed form.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“IFRS Transition” means the proposed change to the accounting principles applied by the Company from US GAAP to IFRS.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

(ii)	payment is made within two Business Days of its due date; or

(iii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 12 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase).

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Industrial Competitor” means any person which is, or is an Affiliate of, a Competitor, or any person that is acting on behalf of or fronting for any such person, provided that a person will not be considered to be “fronting for” or “acting on behalf of” any such person if such person has confirmed in writing to the relevant Finance Party with a copy to the Company that it is not fronting for or acting on behalf of a Competitor or an Affiliate of a Competitor.

“Information Memorandum” means the document in the form to be approved by the Company concerning the Group which (if required by the Mandated Lead Arrangers), at the Company’s request and on its behalf, is to be prepared in relation to this transaction, approved by the Company and distributed by the Mandated Lead Arrangers to selected financial institutions during general syndication of the Facilities.

“Information Package” means the information described in Schedule 9 (Information Package) which has been provided by or on behalf of the Obligors in an electronic dataroom to which the Mandated Lead Arrangers have been granted access prior to the date of this Agreement.

“Initial Utilisation Date” means the date on which the first Loan is made under this Agreement.

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means:

(a)	any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each Group Member (which may now or in the future subsist).

“Intercreditor Agreement” means the intercreditor agreement to be entered into on or about the date of this Agreement between, among others, the Obligors, the Security Agent, the Agent and the Lenders.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Investor Preference Shares” means the US$1,688,000,000 “Series A Convertible Preference Shares” in the Company approved pursuant to a board meeting of the Company on 23 August 2012 and issued to investors on 18 September 2012 and 16 October 2012.

“IPR License Agreements” means the T Group IPR License Agreement and the A.com Group IPR License Agreement.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 24.2(c)(iv) (Additional Guarantors).

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim; and

(c)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank or financial institution (or, with the prior written consent of the Company, other person) which has become a Party in accordance with Clause 2.2 (Increase) or Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for US Dollars or the Interest Period of that Loan) the Reference Bank Rate,

as of 11.00 a.m. (London time) on the Quotation Day for US Dollars and for a period comparable to the Interest Period of that Loan and, if any such rate is below zero, LIBOR will be deemed to be zero.

“Loan” means a Term Facility Loan or a Revolving Facility Loan.

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business including dealings in interbank deposits in London.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 50% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 50% of the Total Commitments immediately prior to the reduction).

“Major Material Subsidiary” has the meaning given to such term in the definition of Material Subsidiary.

“Management” means the chief executive officer, the chief financial officer and the group general counsel of the Company.

“Margin” means:

(a)	in relation to any Facility A Loan, 2.25 per cent. per annum;

(b)	in relation to any Facility C Loan, 2.75 per cent. per annum;

(c)	in relation to any Revolving Facility Loan, 2.25 per cent. per annum;

(d)	in relation to any Unpaid Sum relating or referable to a particular Facility, the rate per annum specified above for that Facility; and

(e)	in relation to any other Unpaid Sum, the rate specified in paragraph (a) above,

but if in respect of paragraphs (a) to (c) above on any Testing Date:

(f)	no Event of Default has occurred and is continuing; and

(g)	Offshore Group Leverage in respect of the most recently completed Relevant Period is within a range set out below,

then the Margin for each Loan under Facility A, Facility C and the Revolving Facility will be the percentage per annum set out below in the column for that Facility opposite that range:

Offshore Group Leverage	Facility A Margin % p.a.	Facility C Margin % p.a.	Revolving Facility Margin % p.a.
Greater than 2.00:1	2.25	2.75	2.25
Less than or equal to 2.00:1 but greater than 1.50:1	2.00	2.50	2.00
Less than or equal to 1.50:1	1.75	2.25	1.75

PROVIDED HOWEVER:

(i)	any increase or decrease in the Margin for a Loan shall only take effect on the date (the “reset date”) of receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 19.2 (Compliance Certificate);

(ii)	the Margin may be adjusted by more than one level on any reset;

(iii)	if, following receipt by the Agent of the Compliance Certificate related to the relevant Annual Financial Statements, that Compliance Certificate does not confirm the basis for a reduced Margin, then the Margin for that Loan shall be the percentage per annum determined using the table above and the revised ratio of Offshore Group Leverage calculated using the figures in that Compliance Certificate and the Company shall promptly pay to the Agent any amounts necessary to put the Lenders in the position in which they would have been had the appropriate rate of the Margin been applied in accordance with the provisions hereof;

(iv)	while an Event of Default is continuing, the Margin for each Loan under Facility A, Facility C and the Revolving Facility shall be the highest percentage per annum set out above for a Loan under that Facility; and

(v)	for the purpose of determining the Margin, Offshore Group Leverage and Relevant Period shall be determined in accordance with Clause 20.1 (Financial definitions).

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or results of operations of the Group taken as a whole;

(b)	the ability of any Obligor to perform its payment obligations under the Finance Documents taking into account any support that it may reasonably expect from any other Group Member; or

(c)	the validity or enforceability of, or the effectiveness or ranking of, any Security granted or purported to be granted pursuant to any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents other than to the extent not materially adverse to the interests of the Finance Parties under the Finance Documents.

“Material Subsidiary” means, at any time:

(a)	a Guarantor;

(b)	a Group Member which:

(i)	is listed in Schedule 10 (Material Subsidiaries); or

(ii)	has earnings before interest, tax, depreciation and amortisation calculated on the same basis as EBITDA representing five per cent. (5%) or more of EBITDA, calculated on a consolidated basis (such Group Member, a “Major Material Subsidiary”); or

(c)	each direct or indirect Holding Company (other than the Company) of the persons referred to in paragraph (a) and paragraph (b) above,

but excluding in each case any Project Company, any Finance Company (and any Holding Company thereof which would not qualify as a Major Material Subsidiary under paragraph (b)(ii) above but for the earnings it receives from any Project Company or Finance Company (as the case may be) in respect of which it is a Holding Company) and any Dormant Subsidiary.

“Minimum DSRA Amount” means as at a Minimum DSRA Determination Date, an amount determined as the aggregate amount of:

(a)	the Facility C Repayment Instalments payable by the Company under this Agreement (excluding the Facility C Repayment Instalment payable on the Final Repayment Date in respect of Facility C) in the three (3) Month period from (but excluding) such Minimum DSRA Determination Date; plus

(b)	an amount of interest determined by applying the applicable LIBOR (as at the Minimum DSRA Determination Date) to the principal amount of Loans outstanding on such Minimum DSRA Determination Date for a period of three (3) Months from (and including) such Minimum DSRA Determination Date.

“Minimum DSRA Determination Date” means a Quarter Date, a Utilisation Date (other than in respect of a Rollover Loan) or, if the Company requests, a date on which a repayment or prepayment is made.

“Money Laundering” means:

(a)	the conversion or transfer of property, knowing it is derived from a criminal offence, for the purpose of concealing or disguising its illegal origin or of assisting any Person who is involved in the commission of the crime to evade the legal consequences of its actions;

(b)	the concealment or disguise of the true nature, source, location, disposition, movement, right with respect to, or ownership of, property knowing that it is derived from a criminal offence; or

(c)	the acquisition, possession or use of property knowing at the time of its receipt that it is derived from a criminal offence.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will apply only to the last Month of any period.

“New Lender” has the meaning given to that term in Clause 23 (Changes to the Lenders).

“Obligors” means the Company and the Guarantors and “Obligor” means each one of them.

“Obligors’ Agent” means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offshore Group Member” means a Group Member which is not an Onshore Group Member.

“Offshore Material Subsidiary” means an Offshore Group Member which is a Material Subsidiary.

“Onshore Group Member” means a Group Member incorporated in the PRC.

“Onshore Material Subsidiary” means an Onshore Group Member which is a Material Subsidiary.

“Original Chargors” means the Company, Alibaba Group Treasury Limited, Taobao Holding Limited, Alibaba.com Limited and Alibaba.com Investment Holding Limited.

“Original Financial Statements” means:

(a)	in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 31 December 2012; and

(b)	in relation to each Original Obligor other than the Company, its audited financial statements (if any) for its financial year ended 31 December 2012.

“Original Intra-Group Lender” has the meaning given to that term in the Intercreditor Agreement.

“Original Obligor” means the Company or an Original Guarantor.

“Participant” means each person to whom a Lender has transferred all or any of its obligations, economic interest or other interest under the Finance Documents by way of a Participation Agreement.

“Participation Agreement” means each agreement or letter (including, without limitation, a fee letter) between a Lender and a Participant under which the Lender has transferred all or any of its obligations, economic interest or other interest under the Finance Documents, directly or indirectly, whether by sub-participation, credit derivative (including a credit default swap or credit linked note), total return swap or in any other way but excluding any assignment, transfer or novation of any of a Lender’s Commitments and/or rights and/or obligations in accordance with Clause 23.1 (Assignments and transfers by the Lenders).

“Party” means a party to this Agreement.

“Permitted Hedging” means any hedging transaction entered into with any Lender for the purposes of hedging the liabilities and/or risks of the Company under this Agreement.

“Permitted Offshore Indebtedness” means any Financial Indebtedness (other than Permitted Hedging) incurred by any Offshore Group Member, provided that no breach of paragraph (b) of Clause 20.2 (Financial condition) has occurred and is continuing or will occur as a result of such Financial Indebtedness being incurred.

“Permitted Pari Passu Secured Indebtedness” means any Permitted Hedging and any Permitted Offshore Indebtedness entered into after the date of this Agreement which is in each case secured on a pari passu basis with the Facilities in accordance with the Intercreditor Agreement and in respect of which the relevant creditor(s) or any representative of such creditor(s) shall have acceded to the Intercreditor Agreement.

“Permitted Security” means any Security or Quasi-Security which is permitted under paragraph (c) of Clause 21.4 (Negative pledge).

“PRC” means the People’s Republic of China, excluding for these purposes Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC GAAP” means generally accepted accounting principles of the PRC.

“Preference Shares” means the Investor Preference Shares and the Yahoo Preference Shares.

“Prohibited Transferee” means, in respect of any transfer, assignment or sub-participation:

(a)	an Industrial Competitor; or

(b)	any person which is not a bank or financial institution and which has not been specifically approved in writing by the Company.

“Project Company” means:

(a)	Alibaba Group Properties Limited [A08] and each of its Subsidiaries as at the date of this Agreement; and

(b)	any other Group Member which is (i) established or acquired after the date of this Agreement; (ii) capitalised with equity funded by equity or shareholder loans from, or on behalf of, the Company or one of its Subsidiaries; and (iii) established or acquired to develop a specific asset or project.

“Project Debt” means any indebtedness incurred by a Project Company where no Group Member (other than that or another Project Company) (i) provides any guarantee or (ii) incurs any liability (other than any Security created over the share capital of or shareholder loans to such Project Company or to another Project Company), in each case in respect of such indebtedness.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Quotation Day” means:

(a)	in relation to any period for which an interest rate is to be determined two London Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days); and

(b)	in relation to any Interest Period the duration of which is selected by the Agent pursuant to Clause 8.3 (Default interest), such date as may be determined by the Agent (acting reasonably).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Recognised Stock Exchange” means any of The Stock Exchange of Hong Kong Limited, Singapore Exchange Securities Trading Limited, the Shanghai Stock Exchange, London Stock Exchange plc, NASDAQ, the New York Stock Exchange or such other internationally recognised securities exchange as may be acceptable to the Majority Lenders.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the Relevant Interbank Market, in US Dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in US Dollars and for that period.

“Reference Banks” means, subject to Clause 26.18 (Reference Banks), the principal London offices of Citibank N.A., Credit Suisse AG, DBS Bank Ltd., Deutsche Bank AG, HSBC Bank plc and JP Morgan Chase Bank, N.A. or such other banks as may be appointed by the Agent with the consent of the Company (such consent not to be unreasonably withheld).

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts a material part of its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Repeating Representations” means each of the representations set out in Clauses 18.1 (Status) to 18.6 (Governing law and enforcement), Clause 18.9 (No default), paragraph (h) of Clause 18.10 (No misleading information), paragraphs (a) and (b) of Clause 18.11 (Financial statements), Clause 18.19 (Good title to assets), Clause 18.21 (Legal and beneficial owner of secured assets), paragraph (b) of Clause 18.22 (Bribery, Anti-corruption) and paragraph (b) of Clause 18.24 (Money Laundering).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Revolving Facility” means the revolving loan facility made available under this Agreement as described in Clause 2.1(c) (The Facilities).

“Revolving Facility Commitment” means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading Revolving Facility Commitment in Part B of Schedule 1 (The Original Lenders) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Facility Loan” means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

“RMB” denotes the lawful currency of the PRC.

“Rollover Loan” means one or more Revolving Facility Loans:

(a)	made or to be made on the same day that one or more maturing Revolving Facility Loans is or are due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan(s); and

(c)	made or to be made to the Company for the purpose of refinancing the maturing Revolving Facility Loan(s).

“SAIC” means the State Administration of Industry and Commerce of the PRC (including its successor) or its local counterpart.

“Sanctions” means any sanctions, restrictions or embargoes imposed or enforced by the United Nations, the European Union, the State Secretariat for Economic Affairs of Switzerland, OFAC, the State Department of the United States, HM Treasury of the United Kingdom, the Hong Kong Monetary Authority, the Monetary Authority of Singapore and the Department of Foreign Affairs and Trade of Australia and any other sanctions administered by any governmental entity which is notified to a Group Member by the Agent in accordance with Clause 21.14 (Sanctions).

“Screen Rate” means the London interbank offered rate administered by the British Bankers’ Association (or any other person which takes over the administration of that rate) for US Dollars and the relevant period, displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person.

“Selection Notice” means a notice substantially in the form set out in Part B of Schedule 3 (Selection Notice) given in accordance with Clause 9 (Interest Periods) in relation to a Term Facility.

“Separate Loans” has the meaning given to such term in Clause 6.2(c) (Repayment of Revolving Facility Loans).

“Subsidiary” means with respect to any person, each other person in which the first person:

(a)	owns or controls, directly or indirectly, share capital or other equity interests representing more than 50 per cent. of the outstanding voting stock or other equity interests;

(b)	holds the rights to more than 50 per cent. of the economic interest of such other person, including any interest held through any VIE or other contractual arrangements; or

(c)	has a relationship such that the financial statements of the other person are consolidated into the financial statements of the first person under applicable accounting conventions,

but in any event excluding any Finance Company or Project Company whose financial results are not consolidated with those of the Company in accordance with the Accounting Principles.

“Syndication and Hedging Letter” means the syndication and hedging letter dated the date of this Agreement between the Mandated Lead Arrangers and the Company.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure by an Obligor to pay or any delay by an Obligor in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 12.1 (Tax definitions).

“Term Facility” means Facility A or Facility C.

“Term Facility Commitment” means a Facility A Commitment or a Facility C Commitment.

“Term Facility Loan” means a Facility A Loan or a Facility C Loan.

“Testing Date” means 31 December 2013 and thereafter 31 March and 30 September in each calendar year.

“T Group IPR License Agreement” means the non-exclusive, perpetual, irrevocable and sub-licensable license agreement entered or to be entered into on or prior to the Initial Utilisation Date between the Company as licensor and Taobao Holding Limited [T01] as licensee in respect of the Intellectual Property owned by the Company which is necessary for the operations of Taobao Holding Limited [T01] and its Subsidiaries from time to time.

“Total Commitments” means at any time the aggregate of the Total Facility A Commitments, the Total Facility C Commitments and the Total Revolving Facility Commitments (being US$8,000,000,000 at the date of this Agreement).

“Total Facility A Commitments” means the aggregate of the Facility A Commitments (being US$2,500,000,000 at the date of this Agreement).

“Total Facility C Commitments” means the aggregate of the Facility C Commitments (being US$4,000,000,000 at the date of this Agreement).

“Total Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments (being US$1,500,000,000 at the date of this Agreement).

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means the Account Charge, the Composite Share Charge and any other document entered or to be entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any Obligor under any Finance Document.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US Dollar” or “US$” denote the lawful currency of the United States of America.

“US GAAP” means generally accepted accounting principles in the United States of America.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part A of Schedule 3 (Utilisation Request).

“VIE” means any person (other than the PRC shareholders of a VIE):

(a)	listed in Part A of Schedule 11 (VIEs);

(b)	that is a party to a VIE Structure with any Group Member that becomes a Material Subsidiary; or

(c)	that enters into a VIE Structure after the date of this Agreement with any Material Subsidiary.

“VIE Documents” means the documents listed in Part B of Schedule 11 (VIEs), and any arrangement, instrument or agreement constituting all of the contractual arrangements enabling any Group Member to exercise effective control over, and consolidate the financial statements of, a VIE.

“VIE Structure” means, in relation to a VIE, the investment structure a non-PRC investor uses when investing in a PRC company or business that typically operates in a regulated industry. Under such investment structure, the onshore PRC operating entity and its PRC shareholders enter into a number of contracts with the non-PRC investor (or a foreign invested enterprise incorporated in the PRC) and/or its onshore WFOE pursuant to which the non-PRC investor achieves control of the onshore PRC operating entity and also consolidates the financials of the onshore PRC entity with those of the offshore non-PRC investor.

“WFOE” means a wholly foreign owned enterprise incorporated in the PRC.

“Yahoo” means Yahoo! Inc.

“Yahoo Preference Shares” means the US$800,000,000 “Series A Mandatorily Redeemable Preference Shares” in the Company approved pursuant to a board meeting of the Company on 23 August 2012 and issued to Yahoo on 18 September 2012.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	any “Administrative Party”, the “Agent”, any “Secured Party”, the “Security Agent”, any “Mandated Lead Arranger”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	a document in “agreed form” is a document which is in the form previously agreed in writing by or on behalf of the Company and the Mandated Lead Arrangers prior to the date hereof or, on behalf of the Company and the Agent (acting on the instructions of the Majority Lenders);

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	a Lender’s “participation” in a Loan or Unpaid Sum includes an amount representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and the Lender’s rights under this Agreement in respect thereof;

(viii)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(ix)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law, which is generally complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(x)	any notation after the name of a Group Member refers to the number for that Group Member as specified in the Group Structure Chart;

(xi)	a provision of law is a reference to that provision as amended or re-enacted; and

(xii)	a time of day is a reference to Hong Kong time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default or an Event of Default is “continuing” if it has not been remedied or waived.

(e)	No person shall incur any personal liability whatsoever in connection with the issuance of a certificate, on behalf of an Obligor, pursuant to the terms of a Finance Document.

(f)	This Agreement is subject to the Intercreditor Agreement. In the event of conflict between the terms of this Agreement and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall prevail.

1.3	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any third person who is not a Party is not required to rescind or vary this Agreement at any time.

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Company:

(a)	a US Dollar term loan facility in an aggregate amount equal to the Total Facility A Commitments;

(b)	a US Dollar term loan facility in an aggregate amount equal to the Total Facility C Commitments; and

(c)	a US Dollar revolving loan facility in an aggregate amount equal to the Total Revolving Facility Commitments.

2.2	Increase

(a)	The Company may by giving prior notice to the Agent after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with paragraph (g) of Clause 7.6 (Right of prepayment and cancellation in relation to a single Lender); or

(ii)	the Commitments of a Defaulting Lender in accordance with paragraph (h) of Clause 7.6 (Right of prepayment and cancellation in relation to a single Lender); or

(iii)	the Commitments of a Lender in accordance with:

(A)	Clause 7.1 (Illegality); or

(B)	paragraph (a) of Clause 7.6 (Right of prepayment and cancellation in relation to a single Lender),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(iv)	the increased Commitments will be assumed by one or more Lenders or other banks or financial institutions (or any other person approved in writing by the Company) (each an “Increase Lender”) selected by the Company and each of which confirms in writing whether in the relevant Increase Confirmation or otherwise its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(v)	each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)	each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vii)	the Commitments of the other Lenders shall continue in full force and effect; and

(viii)	any increase in the Commitments relating to a Facility shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Commitments relating to a Facility will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Agent shall promptly notify the Company and the Increase Lender upon being so satisfied.

(c)	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)	Clause 23.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3	Finance Parties’ rights and obligations

(a)	The obligations of the Finance Parties under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of the Finance Parties under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.4	Obligors’ Agent

(a)	Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.	PURPOSE

3.1	Purpose

The Company shall apply all amounts borrowed by it under the Facilities towards:

(a)	firstly, refinancing the 2012 Facilities and paying any accrued and unpaid interest thereon; and then

(b)	redeeming the Yahoo Preference Shares and paying any accrued interest thereon; and

(c)	general corporate and working capital purposes of the Group.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if:

(a)	on or before the date of the Utilisation Request for that Utilisation, the Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent to be satisfied on the date of the initial Utilisation Request) in form and substance satisfactory to the Agent (acting reasonably); and

(b)	on or before the Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent to be satisfied on the Initial Utilisation Date) in form and substance satisfactory to the Agent (acting reasonably), and, in each case, the Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, the Company has not received written notice from the Agent (acting on the instructions of the Majority Lenders) following an Event of Default which is continuing requiring the Company to repay the maturing Revolving Facility Loan that is due to be repaid on the proposed Utilisation Date; and

(b)	in the case of any Loan other than a Rollover Loan:

(i)	no Default is continuing or would result from the proposed Loan; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Maximum number of Loans

(a)	The Company may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	8 or more Facility A Loans would be outstanding;

(ii)	8 or more Facility C Loans would be outstanding; or

(iii)	15 or more Revolving Facility Loans would be outstanding.

(b)	The Company may not request that a Facility A Loan be divided if, as a result of the proposed division, 8 or more Facility A Loans would be outstanding.

(c)	The Company may not request that a Facility C Loan be divided if, as a result of the proposed division, 8 or more Facility C Loans would be outstanding.

(d)	The Company may not request that a Revolving Facility Loan be divided.

(e)	No Separate Loan or Extended Loan shall be taken into account in this Clause 4.3.

5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Company may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than 11.00 a.m. three (3) Business Days prior to the proposed Utilisation Date or by such date as the Agent (acting on the instructions of all the Lenders) may agree with the Company.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility; and

(iii)	the proposed first Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

(c)	The Company may not utilise a Term Facility unless on or before the proposed Utilisation Date for a Term Facility Loan, the Revolving Facility has been drawn in full.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be US Dollars.

(b)	The amount of the proposed Loan must be:

(i)	a minimum of US$25,000,000 for Facility A;

(ii)	a minimum of US$25,000,000 for Facility C; and

(iii)	a minimum of US$10,000,000 for the Revolving Facility,

or, in each case, if less, the applicable Available Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in Clause 4 (Conditions of Utilisation) and 5.1 (Delivery of a Utilisation Request) to 5.3 (Currency and amount) above have been met, and subject to Clause 6.2 (Repayment of Revolving Facility Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan and, in the case of a Revolving Facility Loan and if different, the amount of that participation to be made available in accordance with Clause 28.1 (Payments to the Agent), in each case by no later than 11.00 a.m. two (2) Business Days prior to the proposed Utilisation Date.

5.5	Cancellation of Available Facility

(a)	The Available Commitments in relation to Facility A which, at that time, are unutilised shall be immediately cancelled at 5.00 p.m. on the last day of the Availability Period for Facility A.

(b)	The Available Commitments in relation to Facility C which, at that time, are unutilised shall be immediately cancelled at 5.00 p.m. on the last day of the Availability Period for Facility C.

(c)	The Available Commitments in relation to the Revolving Facility which, at that time, are unutilised shall be immediately cancelled at 5.00 p.m. on the last day of the Availability Period for the Revolving Facility.

6.	REPAYMENT

6.1	Repayment of Term Facility Loans

(a)	The Company shall repay the Facility A Loans in full on the Final Repayment Date in respect of Facility A.

(b)	The Company shall repay the Facility C Loans in instalments by repaying on each Facility C Repayment Date an amount which reduces the outstanding aggregate Facility C Loans by an amount equal to the relevant percentage of all of the Facility C Loans borrowed by the Company as at the close of business in Hong Kong on the last day of the Availability Period in relation to Facility C as set out in the table below:

Facility C Repayment Date	Repayment Instalment

The date falling 39 months after the date of this Agreement	20%

The date falling 45 months after the date of this Agreement	10%

The date falling 48 months after the date of this Agreement	10%

The date falling 54 months after the date of this Agreement	20%

The date falling 57 months after the date of this Agreement	20%

The date falling 60 months after the date of this Agreement	the balance of all outstanding Facility C Loans

(c)	The Company may not reborrow any part of any Term Facility which is repaid.

6.2	Repayment of Revolving Facility Loans

(a)	Subject to paragraph (c) below, the Company shall repay each Revolving Facility Loan on the last day of its Interest Period.

(b)	Without prejudice to the Company’s obligation under paragraph 6.1(a) above, if:

(i)	one or more Revolving Facility Loans are to be made available to the Company:

(A)	on the same day that a maturing Revolving Facility Loan is due to be repaid by the Company; and

(B)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan; and

(ii)	the proportion borne by each Lender’s participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Lender’s participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans, the aggregate amount of the new Revolving Facility Loans shall, unless the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(A)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:

(I)	the Company will only be required to make a payment under Clause 28.1 (Payments to the Agent) in an amount equal to that excess; and

(II)	each Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Company in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan and that Lender will not be required to make a payment under Clause 28.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans; and

(B)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

(I)	the Company will not be required to make a payment under Clause 28.1 (Payments to the Agent); and

(II)	each Lender will be required to make a payment under Clause 28.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans only to the extent that its participation in the new Revolving Facility Loans exceeds that Lender’s participation in the maturing Revolving Facility Loan and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Company in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.

(c)	At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans then outstanding will be automatically extended to the Final Repayment Date in relation to the Revolving Facility and will be treated as separate Revolving Facility Loans (the “Separate Loans”).

(d)	The Company may prepay a Separate Loan by giving two Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)	Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Company by the time and date specified by the Agent (acting reasonably) and will be payable by the Company to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

(f)	The terms of this Agreement relating to Revolving Facility Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)	the Company shall repay that Lender’s participation in the Loans made to the Company on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Change of control

(a)	If any person or group of persons acting in concert gains control of the Company:

(i)	the Company shall promptly notify the Agent upon becoming aware of that event;

(ii)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan unless the Agent notifies the Company that the Majority Lenders require the Company to repay the maturing Revolving Facility Loan); and

(iii)	if the Majority Lenders so require, the Agent shall, by not less than 30 days’ notice to the Company, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)	For the purpose of paragraph (a) above “control” means (i) the power to cast more than 50% of the votes in a general meeting, to appoint or remove all or a majority of the directors, or to direct the affairs of the Company (other than by reason of any of the management shareholders of the Company on the date of an initial public offering of the Company’s shares on any Recognised Stock Exchange receiving additional voting rights under a dual class voting mechanism or other arrangement having similar effect introduced in connection with such initial public offering); or (ii) beneficial ownership of more than 50% of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(c)	For the purpose of paragraph (a) above “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition of shares in the Company by any of them or otherwise, either directly or indirectly, to obtain or consolidate control of the Company.

7.3	Voluntary cancellation

The Company may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, reduce the Available Facility to zero or by such amount (being a minimum amount of US$5,000,000) as the Company may specify in such notice. Any such reduction under this Clause 7.3 shall reduce the Commitments of the Lenders rateably under that Facility.

7.4	Voluntary prepayment of Term Facility Loans

(a)	The Company may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Term Facility Loan (but, if in part, being an amount that reduces the amount of the Term Facility Loan by a minimum amount of US$5,000,000).

(b)	A Term Facility Loan may be prepaid only after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

(c)	Any prepayment of a Facility C Loan under this Clause 7.4 shall be applied to reduce pro rata the Facility C Repayment Instalments in respect of that Facility C Loan.

7.5	Voluntary Prepayment of Revolving Facility Loans

The Company may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Revolving Facility Loan (but if in part, being an amount that reduces the Revolving Facility Loan by a minimum amount of US$5,000,000) together with any applicable Break Costs.

7.6	Right of prepayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (a) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or

(iii)	the rate notified by a Lender in relation to a particular Interest Period under sub-paragraph (a)(ii) of Clause 10.2 (Market disruption) is higher than the lowest rate notified by a Lender under that sub-paragraph, the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and/or its intention to procure the prepayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), the Company shall prepay that Lender’s participation in the relevant Loan.

(d)	The Company may, in the circumstances set out in paragraph (a) above, on five Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 23.11 (Pro-rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)	no Lender shall be obliged to execute a Transfer Certificate unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such replacement Lender.

(f)	A Lender shall perform the procedures described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has completed those checks.

(g)	(i)	If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent two Business Days’ notice of cancellation of each Available Commitment of that Lender.

(ii)	On the notice referred to in paragraph (i) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(iii)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

(h)	(i)	The Company may, at any time, give the Agent two Business Days’ notice of prepayment of any Separate Loan and cancellation of the Commitment of a Defaulting Lender in respect of that Separate Loan.

(ii)	On the notice referred to in paragraph (i) above becoming effective, the Commitment of the Defaulting Lender in respect of that Separate Loan shall immediately be reduced to zero and the Company shall prepay that Defaulting Lender’s participation in such Separate Loan (together with any applicable Break Costs).

(iii)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

7.7	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Company may not reborrow any part of a Term Facility which is prepaid.

(d)	Unless a contrary indication appears in this Agreement, any part of Revolving Facility which is repaid or prepaid may be reborrowed in accordance with the terms of this Agreement.

(e)	The Company shall not repay or prepay all or any part of the Loans or reduce all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)	Subject to Clause 2.2 (Increase), no amount of any Commitment that is reduced in accordance with this Agreement may be subsequently reinstated.

(g)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(h)	If all or part of a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (h) (save in connection with any repayment or, as the case may be, prepayment under paragraph (c) of Clause 7.1 (Illegality) or paragraph (c) of Clause 7.6 (Right of prepayment and cancellation in relation to a single Lender)) shall reduce the Commitments of the Lenders in that Facility rateably.

8.	INTEREST

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR.

8.2	Payment of interest

The Company shall pay accrued interest on each Loan on the last day of each Interest Period relating to that Loan (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

8.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (b) below, two per cent. (2%) higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the Unpaid Sum during that first Interest Period shall be two per cent. (2%) higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

The Agent shall promptly notify the relevant Lenders and the Company of the determination of a rate of interest under this Agreement.

9.	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	The Company may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Facility Loan which has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for a Term Facility Loan is irrevocable and must be delivered to the Agent by the Company not later than 11.00 a.m. two (2) Business Days prior to the Quotation Date for that Interest Period.

(c)	If the Company fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 9.2 (Changes to Interest Periods), be one Month.

(d)	Subject to this Clause 9, the Company may select an Interest Period of 1, 2, 3 or 6 Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders in relation to the relevant Loan).

(e)	In addition in relation to Facility C the Company may select an Interest Period of less than one Month, if necessary to ensure that there are sufficient Facility C Loans (with an aggregate amount equal to or greater than the applicable Facility C Repayment Instalment) which have an Interest Period ending on a Facility C Repayment Date for the Company to make the Facility C Repayment Instalment due on that date.

(f)	An Interest Period for a Loan shall not extend beyond the Final Repayment Date applicable to its Facility.

(g)	Each Interest Period for a Term Facility Loan shall start on the Utilisation Date or (if a Term Facility Loan has already been made) on the last day of the preceding Interest Period of such Loan.

(h)	A Revolving Facility Loan has one Interest Period only which shall start on the Utilisation Date of that Revolving Facility Loan.

9.2	Changes to Interest Periods

(a)	Prior to determining the interest rate for a Facility C Loan, the Agent may shorten an Interest Period for any Facility C Loan to ensure there are sufficient Facility C Loans (with an aggregate amount equal to or greater than the Facility C Repayment Instalment) which have an Interest Period ending on a Facility C Repayment Date for the Company to make the Facility C Repayment Instalment due on that date.

(b)	If the Agent makes any change to an Interest Period referred to in this Clause 9.2, it shall promptly notify the Company and the Lenders.

9.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.4	Consolidation and division of Term Facility Loans

(a)	Subject to paragraph (b) below, if two or more Interest Periods:

(i)	relate to Loans under the same Term Facility; and

(ii)	end on the same date,

those Term Facility Loans will, unless the Company specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Term Facility Loan on the last day of the Interest Period.

(b)	Subject to Clause 4.3 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if the Company requests in a Selection Notice that a Term Facility Loan be divided into two or more Term Facility Loans, that Term Facility Loan will, on the last day of its Interest Period, be so divided with amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Term Facility Loan immediately before its division.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by noon (local time) on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

(a)	Subject to any alternative basis agreed and consented to as contemplated by paragraphs (a) and (b) of Clause 10.3 (Alternative basis of interest or funding), if a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s participation in that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the percentage rate per annum notified to the Agent by that Lender, as soon as practicable and in any event not later than five Business Days before interest is due to be paid in respect of that Interest Period, as the cost to that Lender of funding its participation in that Loan from whatever source(s) it may reasonably select.

(b)	In relation to a Market Disruption Event under paragraph (c)(ii) below, if the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above shall be less than LIBOR or if a Lender shall fail to notify the Agent of any such percentage rate per annum, the cost to that Lender of funding its participation in the relevant Loan for the relevant Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

(c)	In this Agreement “Market Disruption Event” means:

(i)	at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for US Dollars and Interest Period; or

(ii)	at 5.00 p.m. on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the relevant Loan exceed 50 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

(d)	If a Market Disruption Event shall occur, the Agent shall promptly notify the Lenders and the Company thereof.

10.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(c)	For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the thirty day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

10.4	Break Costs

(a)	The Company shall, within five (5) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Company on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, together with its demand, provide a certificate confirming the amount and the basis of calculation of its Break Costs for any Interest Period in which they accrue.

11.	FEES

11.1	Commitment fee

(a)	The Company shall pay to the Agent (for the account of each Lender) a fee in US Dollars computed and accruing on a daily basis with effect from (but excluding) the date falling 45 days after the date of this Agreement (the “Commitment Fee Commencement Date”) at the following rates:

(i)	on that Lender’s Available Commitment under Facility A for the Availability Period applicable to Facility A, a rate per annum calculated as 40 per cent. of the Margin applicable from time to time to Facility A;

(ii)	on that Lender’s Available Commitment under Facility C for the Availability Period applicable to Facility C, a rate per annum calculated as 40 per cent. of the Margin applicable from time to time to Facility C; and

(iii)	on that Lender’s Available Commitment under the Revolving Facility for the Availability Period applicable to the Revolving Facility a rate per annum calculated as 40 per cent. of the Margin applicable from time to time to the Revolving Facility, at close of business (in New York) on each day of the relevant Availability Period falling after the Commitment Fee Commencement Date (or, if any such day shall not be a Business Day, at such close of business on the immediately preceding Business Day).

(b)	The accrued commitment fee is payable (but without double counting):

(i)	on the last day of each successive period of three Months which ends during the relevant Availability Period commencing with the period of three Months starting on the Initial Utilisation Date;

(ii)	on the last day of the relevant Availability Period; and

(iii)	if a Lender’s Commitment is reduced to zero before the last day of the relevant Availability Period, on the day on which such reduction to zero becomes effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

11.2	Upfront fee

The Company shall pay to each Mandated Lead Arranger an upfront fee in the amount and at the times agreed in a Fee Letter.

11.3	Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Security Agency fee

The Company shall pay to the Security Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter

12.	TAX GROSS UP AND INDEMNITIES

12.1	Tax definitions

(a)	In this Clause 12:

“FATCA” means:

(i)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(ii)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(iii)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination acting in good faith.

12.2	Tax gross-up

(a)	All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)	The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)	Without prejudice to Clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Company shall, within five (5) Business Days of demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply:

(i)	to the extent a loss, liability or cost relates to a FATCA Deduction required to be made by a Party;

(ii)	to any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or

(iii)	to any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

(b)	A Finance Party intending to make a claim under paragraph (a) shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Company thereof.

(c)	A Finance Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

(d)	Paragraph (a) shall not apply to the extent any Tax is not notified to the Agent by the relevant Finance Party within three (3) Months of the relevant Finance Party becoming aware of the relevant Tax.

12.4	Tax credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in no better and no worse position in respect of its worldwide tax liabilities than it would have been in had the Obligor not been required to make the Tax Payment.

12.5	Stamp taxes

The Company shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, and

(b)	within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

12.6	Indirect tax

(a)	All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

12.7	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company, the Agent and the other Finance Parties.

13.	INCREASED COSTS

13.1	Increased costs

(a)	Subject to Clause 13.3 (Exceptions) the Company shall, within five (5) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation by any governmental or regulatory authority or (ii) compliance with any law or regulation made after the date of this Agreement. The terms “law” and “regulation” in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement:

(i)	“Basel III” means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended supplemented or restated; and

(B)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”; and

(ii)	“Increased Costs” means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in any Loan or Unpaid Sum.

13.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall together with its demand provide a certificate confirming the amount and basis of calculation of its Increased Costs.

13.3	Exceptions

(a)	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph (a) of Clause 12.3 (Tax indemnity) applied);

(iii)	attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation or the negligence of any of them;

(iv)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III unless published prior to the date of this Agreement) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);

(v)	attributable to a FATCA Deduction required to be made by a Party; or

(vi)	not notified to the Agent by the relevant Finance Party within three (3) Months of such Finance Party becoming aware of the Increased Cost in accordance with Clause 13.2(a) (Increased cost claims).

(b)	In this Clause 13.3 references to a “FATCA Deduction” or a “Tax Deduction” have the same meaning given to such terms in Clause 12.1 (Tax definitions).

14.	MITIGATION BY THE LENDERS

14.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13.1 (Increased costs), including (but not limited to):

(i)	providing such information as the Company may reasonably request in order to permit the Company to determine its entitlement to claim any exemption or other relief (whether pursuant to a double taxation treaty or otherwise) from any obligation to make a Tax Deduction; and

(ii)	in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

14.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might reasonably be expected to be prejudicial to it.

14.3	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim;

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax; or

(d)	oblige any Finance Party to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any applicable anti-money laundering, counter-terrorism financing, economic or trade Sanctions law or regulation.

15.	OTHER INDEMNITIES

15.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five (5) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	the Information Memorandum or any other written information produced or approved by any Obligor being or being alleged to be misleading and/or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d)	a failure by an Obligor to pay any amount due under a Finance Document on its due date or in the relevant currency, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(e)	funding, or making arrangements to fund, its participation in a Loan requested by the Company in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Company.

15.3	Indemnity to the Agent

(a)	The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default; or

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

(b)	The indemnity to the Agent shall survive the termination or expiry of this Agreement and the resignation or replacement of the Agent.

15.4	Indemnity to the Security Agent

(a)	The Company shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them (acting reasonably) as a result of:

(i)	any failure by the Company to comply with its obligations under Clause 16 (Costs and Expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property,

in each case, save to the extent that any such cost, loss or liability has arisen by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(b)	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

(c)	The indemnity to the Security Agent shall survive the termination or expiry of this Agreement and the resignation or replacement of the Security Agent.

16.	COSTS AND EXPENSES

16.1	Transaction expenses

The Company shall, within five Business Days of demand, pay the Administrative Parties the amount of all reasonable costs and expenses (including legal fees of law firms approved by the Company and subject to any agreed caps) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other Finance Documents referred to in this Agreement and the Transaction Security Documents; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.10 (Change of currency), the Company shall, within five Business Days of demand, reimburse the Agent and the Security Agent for the amount of all reasonable costs and expenses (including legal fees of law firms approved by the Company and subject to any agreed caps) reasonably incurred by the Agent and/or the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement costs

The Company shall, within five Business Days of demand, pay to each Finance Party and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

17.	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by the Company of all the Company’s payment obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever the Company does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall within five Business Days of demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Finance Party that if any payment obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party within five Business Days of demand against any cost, loss or liability it incurs as a result of the Company not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause 17, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Group Member;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings; or

(h)	this Agreement or any other Finance Document not being executed by or binding upon any other party.

17.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, while an Event of Default is continuing each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys (bearing interest at market rates) received from any Guarantor or on account of any Guarantor’s liability under this Clause 17.

17.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of or provider of security for any Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If any Guarantor shall receive any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be paid in full) on trust for the Finance Parties, and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 28 (Payment Mechanics).

17.8	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

17.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party.

18.1	Status

(a)	It is a corporation, duly incorporated, validly existing and, where applicable, in good standing under the laws of the jurisdiction of incorporation set opposite its name under the heading “Jurisdiction of Incorporation” in Part A of Schedule 1 (The Original Guarantors).

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business in all material respects as it is being conducted.

(c)	It is acting as principal for its own account and not as agent (except as provided for in Clause 2.4 (Obligors’ Agent)) or trustee in any capacity on behalf of any person in relation to the Finance Documents.

18.2	Binding obligations

(a)	The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are generally applicable, legal, valid, binding and enforceable obligations.

(b)	Each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

18.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any material law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets in a manner that might reasonably be expected to give rise to a Material Adverse Effect.

18.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.5	Validity and admissibility in evidence

All Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

(c)	for it to carry on its business, and which are material,

have been obtained or effected and are in full force and effect (or, in each case, will be when required).

18.6	Governing law and enforcement

(a)	The choice of English law or, as the case may be, Hong Kong law as the governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdiction.

(b)	Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

18.7	Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

18.8	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents (other than filings in relation to the Transaction Security Documents which will be effected as soon as practicable and in any event within all applicable time periods).

18.9	No default

(a)	No Event of Default is continuing or could reasonably be expected to result from the making of any Utilisation.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or could reasonably be expected to have a Material Adverse Effect.

18.10	No misleading information

Save as disclosed in writing to the Mandated Lead Arrangers prior to the date of this Agreement (or, in relation to the Information Memorandum (if any), save as disclosed in writing to the Agent prior to the date of the Information Memorandum or, in relation to any management presentation given in connection with general syndication of the Facilities (if any), save as disclosed in writing to the Agent prior to the date of such management presentation):

(a)	any written factual information contained in the Information Package (taken as a whole) was true and accurate in all material respects as at the date of this Agreement or as at the date (if any) at which it is stated;

(b)	to the actual knowledge of Management, nothing has occurred or been omitted from the Information Package and no information has been given or withheld that results in the information contained in the Information Package (taken as a whole) being untrue or misleading in any material respect as at the date of this Agreement; and

(c)	the Budget has been prepared in accordance with the Accounting Principles (save as otherwise disclosed therein) and the financial projections contained therein have been prepared in good faith on the basis of recent historical information and on the basis of assumptions believed to be reasonable at the date they were prepared and supplied and have been approved by the chief financial officer of the Company;

(d)	the expressions of opinion or intention provided in writing by or on behalf of an Obligor in the Information Package or any Information Memorandum (if one is prepared) or in any written materials provided for the purposes of a management presentation given in connection with general syndication of the Facilities (if one is given) were made after careful consideration and (as at the date of the relevant document containing the expression of opinion or intention) were believed by the chief financial officer of the Company to be fair and based on reasonable grounds;

(e)	if an Information Memorandum is prepared:

(i)	any material written factual information relating to the Group contained in the Information Memorandum was (taken as a whole) true and accurate in all material respects; and

(ii)	nothing has been omitted from the Information Memorandum and no information has been withheld that results in the information contained therein (taken as a whole) relating to the Group being (to the actual knowledge of Management) untrue or misleading in any material respect, in each case, as at the date on which the Information Memorandum is approved by the Company;

(f)	the expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the 2012 Accountant’s Report and the 2012 Legal Due Diligence Report were made after careful consideration as at the date of the 2012 Accountant’s Report or the 2012 Legal Due Diligence Report (as the case may be) and the information provided by or on behalf of an Obligor based on which the 2012 Accountant’s Report and the 2012 Legal Due Diligence Report were prepared was, as at the date provided (in each case, the “2012 Report Information Date”), true and accurate (taken as a whole) in all material respects;

(g)	since the relevant 2012 Report Information Date in respect of the 2012 Accountant’s Report and the 2012 Legal Due Diligence Report the changes that have occurred in respect of the Relevant Matters (taken as a whole) could not reasonably be expected to be material and adverse to the interests of the Lenders under the Finance Documents; and

(h)	all information (other than in relation to the Information Memorandum) supplied by any Group Member after the date hereof was true and accurate in all material respects as at the date it was given and was not misleading in any material respect.

For the purposes of paragraph (g) above, “Relevant Matters” are those matters relating to the Group and its business, operations and financial condition to which the expressions of opinion or intention and information referred to in paragraph (f) above relate.

18.11	Financial statements

(a)	Its financial statements most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with the Accounting Principles consistently applied save to the extent expressly disclosed in such financial statements.

(b)	Its financial statements most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements) give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition and operations (consolidated in the case of the Company) as at the end of and for the relevant financial year save to the extent expressly disclosed in such financial statements.

(c)	There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since 31 December 2012.

18.12	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.13	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which might reasonably be expected to be adversely determined and, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

18.14	Taxation

(a)	It is not (and none of its Subsidiaries is) overdue (taking into account any extension or grace period) in the payment of any material amount in respect of Tax, in each case save to the extent that (i) such payment is being contested in good faith; and (ii) it has maintained adequate reserves for those Taxes.

(b)	No claim or investigations are being, or to the actual knowledge of the Company, are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes which would have or are reasonably likely to have a Material Adverse Effect.

(c)	It is resident for tax purposes only in the jurisdiction of its incorporation.

(d)	Each Onshore Material Subsidiary that is a WFOE has made the required appropriation to its statutory reserve and Taobao (China) Software Co. Ltd [T50] has paid its statutory reserve in full.

18.15	No insolvency

As at the date hereof, no event as described in Clause 22.6 (Insolvency), Clause 22.7 (Insolvency proceedings) or Clause 22.8 (Creditors’ process) is continuing in relation to it or any Major Material Subsidiary.

18.16	Intellectual Property

(a)	It, or another Group Member, is the legal and beneficial owner of or has licensed to it all the material Intellectual Property which is required in order to carry on the business of the Group as it is currently being conducted.

(b)	It does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect.

(c)	All formal or procedural actions (including payment of fees) required to maintain any Intellectual Property owned by it or any of its Subsidiaries have been taken, except to the extent failure to take such actions does not or is not reasonably likely to have a Material Adverse Effect.

18.17	Immunity

(a)	The entry into by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

(b)	It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its Relevant Jurisdiction in relation to any Finance Documents.

18.18	Authorised Signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) or paragraph (f) of Clause 19.4 (Information: miscellaneous) is authorised to sign Utilisation Requests (in the case of the Company only) and other notices on its behalf.

18.19	Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as from time to time conducted the absence of which would have a Material Adverse Effect.

18.20	Ranking

The Transaction Security has or will have first ranking priority and is not subject to any prior ranking or pari passu ranking Security except as permitted under this Agreement.

18.21	Legal and beneficial owner of secured assets

(a)	It is the sole legal and beneficial owner of the respective assets over which it purports to grant Security from time to time pursuant to the Transaction Security Documents.

(b)	The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

18.22	Bribery, Anti-corruption

(a)	To the actual knowledge of Management, the business of the Group is carried on in all material respects in compliance with all, and no Group Member or any of their directors, officers, agents (solely in their capacity as agents under, and in compliance with, a written contract with that Group Member), affiliates or employees acts in breach of any, applicable laws relating to bribery and anti-corruption, including without limitation the UK Bribery Act 2010 and the United States Foreign Corrupt Practices Act of 1977 or any similar laws, rules or regulations issued, administered or enforced by any government or governmental authority having jurisdiction over it.

(b)	There are in place appropriate policies and procedures designed to promote and achieve compliance with all such applicable laws by each Group Member and by its directors, officers and employees.

18.23	Sanctions

(a)	To the actual knowledge of Management, after due and reasonable enquiry, the business of the Group is as at the date of this Agreement carried on in compliance with all applicable Sanctions.

(b)	None of the Company, any Group Member or any of its or their directors, officers, agents (solely in their capacity as agents under, and in compliance with, a written contract with that Group Member), affiliates or employees is a person currently the subject of any Sanctions, and neither the Company nor any Group Member is located, organised or resident in a country or territory that is the subject of any Sanctions.

18.24	Money Laundering

(a)	To the actual knowledge of Management, after due and reasonable enquiry, no Group Member engages in Money Laundering or acts in breach of any applicable laws or regulations relating to Money Laundering issued, administered or enforced by any governmental agency having jurisdiction over it.

(b)	There are in place appropriate policies and procedures designed to promote and achieve compliance by each member of the Group with all applicable laws or regulations relating to Money Laundering.

18.25	Dividends Repatriation

There is no legal or administrative hurdle (other than ordinary administrative procedures generally applicable) or contractual restriction for any WFOE which is an Onshore Material Subsidiary to pay dividends out of its Distributable Reserves, or (subject to administrative and legal restrictions generally applicable) to make any distribution to any of its shareholders or holders of any equity interest in it.

18.26	Times when representations made

(a)	All the representations and warranties in this Clause 18 are made by each Original Obligor on the date of this Agreement except for the representations and warranties set out in paragraphs (d) and (e) of Clause 18.10 (No misleading information) which are deemed to be made by each Obligor (i) with respect to the Information Memorandum (if any), on the date the Information Memorandum is approved by the Company; and (ii) with respect to any management presentation given in connection with general syndication of the Facilities, on the date of such management presentation (if any).

(b)	The Repeating Representations are deemed to be made:

(i)	by each Obligor on the date of each Utilisation Request and the first day of each Interest Period; and

(ii)	by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(c)	Each representation or warranty deemed to be made after the date of this Agreement shall, except where the contrary is indicated, be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

19.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Financial statements

Subject to paragraph (d) of Clause 19.3 (Requirements as to financial statements), the Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within sixty days after 31 December 2013, its unaudited management accounts (prepared on a consolidated basis) for the 12 month period ending 31 December 2013;

(b)	(i) as soon as the same become available, its audited consolidated financial statements for the financial year ending 31 March 2013 and (ii) as soon as they become available but in any event within one hundred and twenty days after the end of each such financial year, its audited consolidated financial statements for each subsequent financial year;

(c)	as soon as the same become available, the audited financial statements (if any) of (i) each Obligor (other than the Company) and (ii) each Onshore Material Subsidiary which is a WFOE; and

(d)	as soon as the same become available, but in any event within sixty (60) days after the end of the first half of each of its financial years, its unaudited consolidated financial statements for that financial half year.

19.2	Compliance Certificate

(a)	The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraphs (a), (b) and (d) of Clause 19.1 (Financial statements) (or, following an initial public offering of the shares of the Company on a Recognised Stock Exchange, on the date on which the Company publishes annual and semi-annual financial information in accordance with the applicable rules of such Recognised Stock Exchange), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate delivered pursuant to paragraph (a) above shall be signed by the chief financial officer or a director of the Company (without personal liability) and, if required to be delivered with the audited consolidated annual financial statements of the Company, shall be reported on by the Company’s auditors in a form that complies with the auditors’ internal policies from time to time.

19.3	Requirements as to financial statements

(a)	Each set of financial statements delivered by the Company pursuant to paragraphs (a), (b) and (d) of Clause 19.1 (Financial statements) shall be certified by the chief financial officer or a director of the Company (without personal liability) as fairly representing its financial condition as at the date as at which those financial statements were drawn up (such certification to be included in the applicable Compliance Certificate).

(b)	The Company shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using the Accounting Principles.

(c)	Save in respect of the IFRS Transition and the Change of Reference Period, the Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 19.1 (Financial statements) is prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and, in the case of any material change relevant to the financial covenants set out in Clause 20 (Financial Covenants), it delivers to the Agent:

(i)	a description of that change; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 20 (Financial Covenants) has been complied with.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect that information.

(d)	Following an initial public offering of the shares of the Company on a Recognised Stock Exchange the obligation of the Company to deliver financial statements pursuant to Clause 19.1 (Financial statements) shall be deemed to have been satisfied if the Company publishes annual and semi-annual financial information in accordance with the applicable rules of such Recognised Stock Exchange.

19.4	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Finance Parties, if the Agent so requests):

(a)	all documents dispatched by the Company to its creditors generally at the same time as they are dispatched;

(b)	prior to an initial public offering of the shares of the Company on a Recognised Stock Exchange, all statutory notices and notices of annual general meetings and emergency general meetings (together with accompanying materials) that are despatched by the Company to its shareholders;

(c)	within sixty (60) days after the end of each half of each of its financial years, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Group Member, and which are likely to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(d)	within sixty (60) days after the end of each of its financial years, the details of any material changes to the organisational structure of the Group, together with an updated Group Structure Chart and a notification as to which Group Members are Material Subsidiaries;

(e)	promptly, such further information regarding the financial condition of any Group Member as any Finance Party (through the Agent) may reasonably request;

(f)	promptly, notice of any change in authorised signatories of any Obligor signed by a director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories;

(g)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

(h)	promptly upon becoming aware of it, details of any change of control under Clause 7.2 (Change of control);

(i)	promptly upon execution thereof, a copy of the definitive facility documentation in relation to any Permitted Offshore Indebtedness or Permitted Hedging which is Permitted Pari Passu Secured Indebtedness (but in the case of Permitted Hedging, with pricing redacted); and

(j)	within sixty (60) days after the end of each Financial Year, a copy of the relevant updated schedule to each IPR License Agreement (to the extent such IPR License Agreement has not been terminated in accordance with the terms thereof) setting out the Intellectual Property that is the subject of such IPR License Agreement, except to the extent that disclosure of such documents, details or information would breach any applicable law, regulation, duty of confidentiality or, following an initial public offering of the shares of the Company on a Recognised Stock Exchange, rule of such Recognised Stock Exchange.

19.5	Notification of default

(a)	The Company shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless the Company is aware that a notification has already been provided by another Obligor).

(b)	Only if the Agent or a Lender considers in good faith that a Default might be continuing, promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by its chief financial officer or a director on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.6	Use of websites

(a)	The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting the information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

19.7	“Know your customer” checks

(a)	Each Obligor shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for the Agent, such Lender or any prospective new Lender to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(c)	The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 24 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied (acting reasonably) it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

20.	FINANCIAL COVENANTS

20.1	Financial definitions

In this Agreement:

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount of any indebtedness of Group Members for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptances under any acceptance credit or bill discount facility utilised and outstanding (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (other than notes issued in the ordinary course of trading);

(d)	any Finance Lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(f)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a Group Member which liability would fall within one of the other paragraphs of this definition;

(g)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Final Repayment Date in relation to Facility A or Facility C (but excluding, for the avoidance of doubt, the Preference Shares);

(h)	any amount of any liability under an advance or deferred purchase agreement if the primary reason behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question;

(i)	any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) required under the Accounting Principles to be shown as a borrowing in the audited consolidated balance sheet of the Group; and

(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i).

“EBITDA” means, in respect of any Relevant Period, the consolidated income before income tax and share of net losses or gains of equity investees of the Group before taxation (including the results from any discontinued operations):

(a)	before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any Group Member (calculated on a consolidated basis) in respect of that Relevant Period;

(b)	not including any accrued interest owing to any Group Member;

(c)	before taking into account any Exceptional Items;

(d)	before taking into account any unrealised gains or losses on any derivative instrument or similar financial instrument (including any fair value adjustments in relation to the Preference Shares but excluding any derivative instrument which is accounted for on a hedge accounting basis);

(e)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset at any time after the date to which the Original Financial Statements were made up;

(f)	before taking into account the charge to profit represented by expensing of stock based compensation;

(g)	after adding back any amount attributable to the amortisation, depreciation or impairment of assets of the Group Members; and

(h)	after excluding any Excluded Earnings,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining income before income tax and share of net losses or gains of equity investees of the Group before taxation.

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items including those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations or impairment of non-current assets; and

(c)	disposals of assets associated with discontinued operations.

“Excluded Debt” means any indebtedness of a Finance Company or a Project Company.

“Excluded Earnings” means any earnings (whether positive or negative) of the Finance Companies and the Project Companies.

“Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts or charges and other finance payments in the nature of interest in respect of Borrowings whether paid, payable or capitalised by any Group Member (calculated on a consolidated basis) in respect of that Relevant Period:

(a)	excluding any upfront fees or costs;

(b)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any Group Member under any interest rate hedging arrangement;

(d)	excluding accrued interest, commission, fees, discounts or charges and other finance payments in the nature of interest in respect of Excluded Debt; and

(e)	taking no account of any unrealised gains or losses on any derivative instruments or similar financial instruments other than any derivative instruments which are accounted for on a hedge accounting basis.

“Finance Lease” means any lease or hire purchase contract to the extent required, in accordance with the Accounting Principles, to be treated as a finance or capital lease.

“Interest Cover” means the ratio of EBITDA to Finance Charges.

“Month End Date” means the last day of any calendar month.

“Offshore Cash” means Cash or Cash Equivalent Investments held by an Offshore Group Member (excluding amounts credited to the Debt Service Reserve Account and excluding any Cash or Cash Equivalent Investments held by a Finance Company or a Project Company).

“Offshore Group Leverage” means, for any Relevant Period, the ratio of (a) Total Net Debt less the amount credited to the Debt Service Reserve Account, in each case on the last day of that Relevant Period, to (b) EBITDA.

“Relevant Period” means each period of twelve (12) Months ending on a Testing Date.

“Total Net Debt” means, at any time, the aggregate amount of all obligations of Group Members for or in respect of Borrowings at that time but:

(a)	excluding any such obligations to any other Group Member;

(b)	excluding any Excluded Debt;

(c)	including, in the case of Finance Leases only, their capitalised value;

(d)	deducting the aggregate amount of Offshore Cash; and

(e)	excluding for the avoidance of doubt, the Preference Shares and any liabilities arising from any revaluation of any Preference Shares,

and so that no amount shall be included or excluded more than once.

20.2	Financial condition

The Company shall ensure that:

(a)	Interest Cover: the Interest Cover in respect of any Relevant Period shall not be less than 4.00:1.

(b)	Offshore Group Leverage: the Offshore Group Leverage in respect of any Relevant Period shall not exceed 3.00:1.

20.3	Financial testing

The financial covenants set out in Clause 20.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to the relevant financial statements delivered pursuant to Clause 19.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 19.2 (Compliance Certificate) (in each case) in respect of the relevant Testing Date.

21.	GENERAL UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, (subject to the Legal Reservations) enforceability or admissibility in evidence in its Relevant Jurisdiction of any Finance Document.

21.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

21.3	Pari passu ranking

Each Obligor shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.4	Negative pledge

In this Clause 21.4, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	No Obligor shall (and the Company shall ensure that no Offshore Material Subsidiary will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Company shall ensure that no Offshore Material Subsidiary will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any Offshore Material Subsidiary;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into or permit to subsist any title retention arrangement;

(iv)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)	enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to:

(i)	until the Initial Utilisation Date, any Security in respect of the 2012 Facilities;

(ii)	any netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a Group Member for the purpose of:

(A)	hedging any risk to which any Group Member is exposed in its ordinary course of business; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(iv)	any lien arising by operation of law and in the ordinary course of trading or any custodian lien arising in the ordinary course of investment or treasury activities of the Group PROVIDED THAT the debt or liability which is secured thereby is paid when due or within any applicable grace period or contested in good faith by appropriate proceedings and properly provisioned;

(v)	any Security or Quasi-Security over or affecting any asset acquired by a Group Member after the date of this Agreement to the extent that:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a Group Member; and

(B)	the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a Group Member;

(vi)	any Security or Quasi-Security over or affecting any asset of any person which becomes a Group Member after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that person becomes a Group Member, to the extent that:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that person; and

(B)	the principal amount secured has not increased in contemplation of or since the acquisition of that person;

(vii)	any Security or Quasi-Security created pursuant to any Finance Document (including for the avoidance of doubt in respect of any Permitted Offshore Indebtedness and any Permitted Hedging in accordance with the terms of the Intercreditor Agreement);

(viii)	any Security or Quasi-Security arising under any retention of title, title transfer, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Member in the ordinary course of business and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Group Member;

(ix)	any Security or Quasi-Security consented to or approved in writing by the Majority Lenders;

(x)	any Security or Quasi-Security over shares in a joint venture to secure obligations in relation to the joint venture;

(xi)	any Security or Quasi-Security arising in respect of a disposal which is permitted hereunder;

(xii)	any Security or Quasi-Security resulting from the rules and regulations of any clearing system or stock exchange over shares and/or other securities held in that clearing system or stock exchange;

(xiii)	any Security or Quasi-Security replacing any Security or Quasi-Security permitted under paragraphs (i) to (xii) above or to this paragraph (xiii) and securing indebtedness or obligations whose principal amount does not exceed the maximum principal amount secured or which could be secured, by the replaced Security or Quasi-Security when it is replaced;

(xiv)	any Security or Quasi-Security that is subordinated to the Transaction Security on terms acceptable to the Agent (acting on the instructions of all the Lenders acting reasonably); and

(xv)	any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any Offshore Material Subsidiary to the extent not permitted under paragraphs (i) to (xiv) above) does not exceed US$50,000,000 (or its equivalent in another currency or currencies).

21.5	Disposals

(a)	No Obligor shall (and the Company shall ensure that no other Group Member will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all or any substantial part of any Major Material Subsidiary or any holding company of any Major Material Subsidiary, in each case whether by way of share sale or asset sale.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal by any Group Member (other than the Company) to the Company or to an Obligor or arising as a result of the creation of any Permitted Security.

21.6	Taxation

Each Obligor and Onshore Material Subsidiary shall pay and discharge all Taxes imposed on it or its assets within the time period allowed unless and only to the extent that:

(a)	such payment is being contested in good faith; and

(b)	adequate reserves are being maintained for those Taxes;

provided that, the exceptions set out in paragraphs (a) and (b) above shall not apply if the failure to pay such Taxes would reasonably be expected to have a Material Adverse Effect.

21.7	Merger

No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction other than:

(a)	a solvent liquidation of an Obligor other than the Company where all of the surplus assets of the relevant Obligor are distributed to its immediate holding company; or

(b)	a merger involving the Company in relation to which the Company is the surviving corporation and subject to receipt by the Agent of a legal opinion from a firm of international repute confirming on terms satisfactory to the Majority Lenders (acting reasonably) that the merger is not adverse to the interests of the Lenders under the Finance Documents; or

(c)	a merger not involving the Company in relation to which the surviving corporation is an Obligor (including by reason of an accession hereunder as an Additional Guarantor); or

(d)	with the consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed).

21.8	Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement (other than as a result of a disposal permitted hereunder and without limiting the ability of any Group Member to engage in any ancillary or related business).

21.9	Onshore financial indebtedness

(a)	The outstanding principal amount of Financial Indebtedness (excluding any Financial Indebtedness owed to any other Group Member) incurred by 阿里巴巴(中国)网络技术有限公司 (B50), 淘宝(中国)软件有限公司 (T50), 浙江天猫技术有限公司 (T62) and each other Onshore Group Member which is a Major Material Subsidiary shall not exceed RMB9,500,000,000 (or its equivalent) in aggregate at any time.

(b)	Each Onshore Group Member (other than those companies to which paragraph (a) above applies) may incur Financial Indebtedness unless the incurrence of such Financial Indebtedness would result in a breach of paragraph (b) of Clause 20.2 (Financial condition).

21.10	Intra-group loans

If a Group Member that is not an Obligor makes a loan to an Obligor and the aggregate principal amount of that loan (when aggregated with the aggregate principal amount of all other loans outstanding from that Group Member to any Obligor) exceeds US$15,000,000 (or its equivalent), the Company shall procure that (unless the Group Member which is the lender in respect of such loan has already acceded to the Intercreditor Agreement as an Intra-Group Lender (as defined in the Intercreditor Agreement)) such Group Member shall accede to the Intercreditor Agreement as an Intra-Group Lender (as defined in the Intercreditor Agreement) promptly following the date of any such loan and all loans from that Group Member to any Obligor shall be subordinated in right and priority of payment to the Facilities on the terms set out in the Intercreditor Agreement.

21.11	Arm’s length basis

(a)	Except as permitted by paragraph (b) below, no Obligor shall (and the Company shall ensure that no other Group Member will) enter into any transaction with any person except on arm’s length terms.

(b)	The following transactions shall not be a breach of this Clause 21.11:

(i)	transactions between Group Members;

(ii)	dividends paid in accordance with the provisions of the Finance Documents;

(iii)	any transaction required to comply with tax or other applicable legislation; and

(iv)	transactions entered into in the best interests of the Group and which are approved by Management or the board of directors of the Company and which could not reasonably be expected to be materially adverse to the interests of the Finance Parties.

21.12	Ownership

The Company shall at all times maintain directly or indirectly 100% legal and beneficial ownership of Taobao China Holding Limited and Alibaba.com China Limited.

21.13	DSRA

(a)	The Company shall ensure that, from the Initial Utilisation Date until the repayment of the Facilities in full, an amount of not less than the Minimum DSRA Amount is maintained at all times in the Debt Service Reserve Account, provided that the credit balance in such account may be applied towards, or released immediately upon, the repayment of all amounts outstanding under the Facilities in full (but not in part).

(b)	If the amount credited to the Debt Service Reserve Account is greater than the Minimum DSRA Amount on any Minimum DSRA Determination Date, an amount equal to the excess shall at the written request of the Company be released to the Company.

21.14	Sanctions

(a)	No Group Member shall use any of the funds advanced under this Agreement directly or indirectly for the purpose of, or with the effect of, funding or facilitating any activities or business activities in, with or relating to (a) Cuba, Sudan, Iran, Myanmar (Burma), Syria or North Korea, unless such countries are no longer the subject of Sanctions; and (b) any other countries that are, or become, the subject of Sanctions (as notified in writing by the Agent (acting on behalf of any Lenders) to such Group Member from time to time) where such utilisation would be prohibited under Sanctions.

(b)	No Group Member shall use any of the funds advanced under this Agreement directly or indirectly for the purpose of, or with the effect of, funding or facilitating, any activities or business activities or dealings of or with any person that is/are the subject of Sanctions and/or subject to economic or trade sanctions, restrictions or embargoes by any other governmental or supranational body notified in writing by the Agent (acting on behalf of any Lenders) to such Group Member from time to time. This includes in particular (but without limitation) business activities involving persons named on any sanctions lists issued by any of the aforementioned bodies.

21.15	Anti-corruption

No Group Member will directly or indirectly use the proceeds of the Facilities in a manner, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity, that would violate applicable anti-corruption laws and regulations including without limitation to the extent applicable the UK Bribery Act 2010 and the United States Foreign Corrupt Practices Act of 1977.

21.16	Anti-money laundering

The Company will procure that the Group will at all times have in place appropriate procedures and policies designed to promote and achieve compliance by Group Members with all applicable laws and regulations relating to Money Laundering.

21.17	Intellectual Property

Each Obligor shall (and the Company shall procure that each other Group Member will):

(a)	preserve and maintain the existence and validity of all Intellectual Property that is necessary for the business of the relevant Group Member, or procure the same;

(b)	use commercially reasonable efforts to prevent any infringement of which it is aware of any such Intellectual Property;

(c)	make registrations and pay all registration fees and taxes necessary to maintain all such Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)	not use or knowingly permit such Intellectual Property to be used in a way, or take any step or omit to take any step in respect of that Intellectual Property, which may materially and adversely affect the exercise or value of that Intellectual Property or imperil the right of any Group Member to use such property; and

(e)	not discontinue the use, or dispose, of any such Intellectual Property,

where failure to do so, in the case of paragraphs (a), (b) and (c) above, or in the case of paragraphs (d) and (e) above, where such use, permission to use, omission, discontinuation or disposal, is reasonably likely to have a Material Adverse Effect.

21.18	Access

If an Event of Default is continuing, each Obligor shall, and the Company shall ensure that each Group Member will, permit the Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent or Security Agent access at reasonable times and on reasonable notice to the premises, assets, books, accounts and records of each Group Member.

21.19	VIE

The Company shall procure that:

(a)	each wholly-owned Group Member party to a VIE Structure shall not amend, vary, novate, supplement, supersede, waive or terminate any term of any VIE Documents;

(b)	without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), no Group Member party to a VIE Structure shall terminate, revoke, unwind or allow to expire any VIE Documents; and

(c)	each Group Member party to a VIE Structure shall comply with the terms of VIE Documents to which it is a party,

where doing so, in the case of paragraphs (a) and (b) above, or in the case of paragraph (c) above, where such failure to do so, is reasonably likely to have a Material Adverse Effect.

21.20	Conditions Subsequent

Within three Business Days of the Initial Utilisation Date the Company shall:

(a)	procure that Direct Solutions Management Limited transfers to the Company legal and beneficial ownership of all of the shares it holds in Alibaba.com Limited (the “Additional Shares”); and

(b)	after the transfer referred to in paragraph (a) above has been completed, take all steps necessary to ensure that the Additional Shares become subject to the Composite Share Charge (including, without limitation, depositing with the Security Agent all of the relevant documents set out in clause 3.2 (Deposit of documents) of the Composite Share Charge and complying with all applicable obligations under clause 3.3 (Other actions) of the Composite Share Charge).

21.21	Further Assurance

(a)	Each Obligor shall promptly do all such acts and execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require) in favour of the Security Agent or its nominee(s):

(i)	to perfect the Security created or purported or intended to be created under or evidenced by the Transaction Security Documents or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are purported or intended to be, the subject of the Transaction Security.

(b)	Each Obligor shall take all such action as is reasonably available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or purported or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Transaction Security Documents.

22.	EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this Clause 22 (other than 22.17 (Acceleration)) is an Event of Default.

22.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within 5 Business Days of its due date.

22.2	Financial covenants

Any requirement of Clause 20 (Financial Covenants) is not satisfied.

22.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment) and Clause 22.2 (Financial covenants)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply.

22.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

22.5	Cross default

(a)	Any Financial Indebtedness (other than Excluded Debt) of any Offshore Material Subsidiary is not paid when due nor within any applicable grace period.

(b)	Any Financial Indebtedness (other than Excluded Debt) of the Company or any Material Subsidiary is validly declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness (other than Excluded Debt) of any Offshore Material Subsidiary is cancelled or suspended by a creditor of that Offshore Material Subsidiary as a result of an event of default (however described).

(d)	Any creditor of any Offshore Material Subsidiary becomes entitled to declare any Financial Indebtedness (other than Excluded Debt) of any Offshore Material Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$50,000,000 (or its equivalent in any other currency or currencies).

22.6	Insolvency

(a)	Any Obligor or Major Material Subsidiary is or is presumed or deemed under applicable law to be unable or admits inability to pay its debts as they fall due or suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor or Major Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

22.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Major Material Subsidiary other than a solvent liquidation or reorganisation of an Obligor (other than the Company) or Major Material Subsidiary;

(b)	a composition or arrangement with any creditor of any Obligor or Major Material Subsidiary, or an assignment for the benefit of creditors generally of an Obligor or Major Material Subsidiary or a class of such creditors;

(c)	the appointment of a liquidator (other than in respect of a solvent liquidation of an Obligor (other than the Company) or a Major Material Subsidiary), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Obligor or Major Material Subsidiary or any of its assets having an aggregate value of US$25,000,000 (or its equivalent in any other currency or currencies); or

(d)	enforcement of any Security over any material part of the assets of any Obligor or Major Material Subsidiary,

or any analogous procedure or step is taken in any jurisdiction.

This Clause 22.7 shall not apply to any action, proceedings, procedure or steps which are frivolous or vexatious or are discharged, stayed or dismissed within 30 days of commencement.

22.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any part of the assets of an Obligor or Major Material Subsidiary having an aggregate value of US$25,000,000 (or its equivalent in any other currency or currencies) and is not discharged within 30 days.

22.9	Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company other than by reason of a disposal permitted hereunder or a winding-up not prohibited under the Finance Documents.

22.10	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or the IPR License Agreements.

22.11	Repudiation

An Obligor repudiates a Finance Document or evidences in writing an intention to repudiate a Finance Document or an IPR License Agreement.

22.12	Material Adverse Effect

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

22.13	Cessation of business

The Company suspends or ceases to carry on all or a substantial part of its business or there occurs a suspension or a cessation of a substantial part of the business of the Group taken as a whole (but excluding for the avoidance of doubt by reason of a disposal permitted hereunder).

22.14	Expropriation

The authority or ability of any Group Member to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Group Member or any of its assets which (in each case) has or is reasonably likely to have a Material Adverse Effect.

22.15	Transaction Security no longer effective or perfected

Any Transaction Security ceases to be in full force and effect in relation to any asset or any guarantee under the Finance Documents ceases to be in full force and effect, in each case in a manner that is materially adverse to the interests of the Finance Parties.

22.16	VIE

(a)	At any time, the financial statements of any VIE are not or cease to be consolidated into the Company’s consolidated financial statements;

(b)	any event or circumstance occurs which adversely affects the rights of any Group Member (other than a VIE) under or in respect of the VIE Documents;

(c)	it is or becomes unlawful for any party to perform any of its obligations under any VIE Documents;

(d)	any party to a VIE Structure rescinds or purports to rescind or repudiates or purports to repudiate a VIE Document to which it is a party;

(e)	any VIE Structure becomes or is declared or determined as being illegal, invalid or not in compliance with any PRC law, regulation or policy; and/or

(f)	any of the events referred to in Clause 22.6 (Insolvency), Clause 22.7 (Insolvency proceedings) or Clause 22.8 (Creditors’ process) occurs in relation to a party to a VIE Structure,

and, in each case, such event or circumstance has or is reasonably likely to have a Material Adverse Effect.

22.17	Acceleration

At any time while an Event of Default is continuing the Agent may, and shall if so directed by a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction), by notice to the Company:

(a)	without prejudice to the participations of any Lenders in any Loans then outstanding:

(i)	cancel the Commitments (and reduce them to zero), whereupon they shall immediately be cancelled (and reduced to zero); or

(ii)	cancel any part of any Commitment (and reduce such Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly); and/or

(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	subject to the terms of the Intercreditor Agreement, exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

23.	CHANGES TO THE LENDERS

23.1	Assignments and transfers by the Lenders

Subject to this Clause 23, a Lender (the “Existing Lender”) may:

(a)	(i) assign any of its rights; or (ii) transfer by novation any of its rights and obligations, under the Finance Documents to another bank or financial institution or to any other person specifically approved in writing by the Company (the “New Lender”); and

(b)	sub-participate any of its rights and/or obligations under this Agreement.

23.2	Conditions of assignment or transfer or sub-participation

(a)	Subject to paragraphs (b) and (c) below, the prior written consent of the Company is required for any assignment, transfer or sub-participation by an Existing Lender.

(b)	The prior written consent of the Company is not required for an assignment, transfer or sub-participation by an Existing Lender if:

(i)	in the case of a transfer or assignment, the relevant transfer or assignment is:

(A)	to another Lender or an Affiliate of a Lender; or

(B)	made at a time when an Event of Default is continuing; or

(C)	to a bank or financial institution approved in writing by the Company; or

(D)	an assignment or transfer of any Revolving Facility Commitment to a bank or financial institution with a rating for its long-term unsecured and non credit-enhanced obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Limited or A3 or higher by Moody’s Investor Services Limited (or an equivalent rating by any other internationally recognised rating agency); or

(ii)	in the case of a sub-participation, the Existing Lender confirms in writing to the Company that it has retained and it will continue to retain full management and voting control in relation to the Facility as against the sub-participant, unless, in each case, such assignment, transfer or sub-participation is to a Prohibited Transferee, in which case consent of the Company will be required in accordance with paragraph (a) above.

(c)	Notwithstanding paragraph (a) above, in respect of a transfer, assignment or sub-participation (other than to a Prohibited Transferee):

(i)	the consent of the Company to a transfer, assignment or sub-participation must not be unreasonably withheld or delayed; and

(ii)	the Company will be deemed to have given its consent ten (10) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(d)	Any assignment or transfer of a Lender’s rights or obligations under the Finance Documents must be in a minimum amount of US$10,000,000 (and following any such assignment or transfer by a Lender, unless that Lender has assigned and/or transferred all of its rights and obligations under the Finance Documents, that Lender must retain rights and obligations in a minimum amount of US$10,000,000) or, in each case, such lower amount with the consent of the Company (such consent not to be unreasonably withheld or delayed).

(e)	A transfer will be effective only if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with and the New Lender enters into the documentation required for it to accede to the Intercreditor Agreement as a Senior Secured Lender (under and as defined in the Intercreditor Agreement) unless it is already a party to the Intercreditor Agreement in that capacity.

(f)	An assignment will be effective only if the procedure and conditions set out in Clause 23.6 (Procedure for assignment) are complied with and the New Lender enters into the documentation required for it to accede to the Intercreditor Agreement as a Senior Secured Lender (under and as defined in the Intercreditor Agreement) unless it is already a party to the Intercreditor Agreement in that capacity.

(g)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(h)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(i)	The right of any Lender to make assignments, transfers and enter into sub-participations as provided by this Clause 23 is in any event subject to that Lender procuring that Confidentiality Undertakings are entered into and delivered to the Company as provided by Clause 25 (Disclosure of Information).

23.3	Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender or (ii) made prior to the earlier of (A) four (4) months after the date of this Agreement and (B) the close of primary syndication of the Facilities (or, if applicable, the close of general syndication of the Facilities), the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$2,500.

23.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer or sub-participation) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)	Subject to Clause 23.11 (Pro-rata interest settlement), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Security Agent, the Mandated Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)	the New Lender shall become a Party as a “Lender”.

(d)	The procedure set out in this Clause 23.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

23.6	Procedure for assignment

(a)	Subject to the conditions set out in paragraph (d) below and in Clause 23.2 (Conditions of assignment or transfer or sub-participation), an assignment may be effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (d)(ii) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	Subject to Clause 23.11 (Pro-rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(c)	Lenders may utilise procedures other than those set out in this Clause 23.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 23.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) PROVIDED THAT they comply with the conditions set out in paragraph (d) below.

(d)	An assignment (whether pursuant to an Assignment Agreement or paragraph (c) above) will only be effective on:

(i)	receipt by the Agent (whether in an Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender. The Agent shall not be obliged to execute an Assignment Agreement delivered to it by an Existing Lender and the New Lender or any document delivered to it pursuant to paragraph (c) above unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the assignment to such New Lender.

(e)	The procedure set out in this Clause 23.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

23.7	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

23.8	Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

23.9	Exclusion of Agent’s liability

In relation to any assignment or transfer pursuant to this Clause 23, , each Party acknowledges and agrees that the Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

23.10	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

23.11	Pro-rata interest settlement

If the Agent has notified the Lenders and the Company (which it shall be under no obligation to do) that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 23.5 (Procedure for transfer) or any assignment pursuant to Clause 23.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 23.11, have been payable to it on that date, but after deduction of the Accrued Amounts.

24.	CHANGES TO THE OBLIGORS

24.1	Assignments and transfers by Obligors

An Obligor may not assign or transfer any of its rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

24.2	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 19.7 (“Know your customer” checks), the Company may request that any of its Subsidiaries become an Additional Guarantor.

(b)	To the fullest extent permitted by law, if any notice delivered pursuant to paragraph (d) of Clause 19.4 (Information: miscellaneous) indicates that any Subsidiary of the Company has become an Offshore Material Subsidiary and if that Offshore Material Subsidiary is not already a Guarantor:

(i)	if such Offshore Material Subsidiary is a wholly-owned Subsidiary of the Company, the Company shall procure as soon as practicable and in any event within thirty days of delivery of the relevant financial statements; or

(ii)	if such Offshore Material Subsidiary is not a wholly-owned Subsidiary of the Company, the Company shall use its reasonable endeavours to procure,

that the relevant Offshore Material Subsidiary shall become an Additional Guarantor and the Holding Company of that Offshore Material Subsidiary will become an Additional Chargor (under and as defined in the Composite Share Charge), each in accordance with paragraph (c) below.

(c)	A Group Member shall become an Additional Guarantor if:

(i)	the Company delivers to the Agent a duly completed and executed Accession Letter;

(ii)	where the Intercreditor Agreement has been entered into, the proposed Additional Guarantor delivers to the Security Agent a duly completed and executed Debtor Accession Deed as defined in the Intercreditor Agreement pursuant to the terms thereof;

(iii)	where the Composite Share Charge has been entered into, the Holding Company of such proposed Additional Guarantor delivers to the Security Agent a duly completed and executed Composite Share Charge Deed of Accession to (and as defined in) the Composite Share Charge pursuant to the terms thereof to create an effective first ranking fixed Security over the entire issued share capital in such proposed Additional Guarantor in favour of the Security Agent; and

(iv)	the Agent has received all of the documents and other evidence listed in Part C of Schedule 2 (Conditions Precedent required to be delivered by an Additional Guarantor) in form and substance reasonably satisfactory to the Agent, in relation to that Additional Guarantor.

(d)	The Agent shall notify the Company and the Lenders promptly upon being so satisfied (acting reasonably) under paragraph (c)(iv) above.

24.3	Repetition of Repeating Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

24.4	Resignation of a Guarantor

(a)	The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	the Guarantor or its Holding Company is subject to a disposal (a “Third Party Disposal”) that is permitted under the Finance Documents and that is to a person that is not a Group Member and if no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case to the reasonable satisfaction of the Agent); or

(ii)	all the Lenders have consented to the Company’s request.

(c)	If a Guarantor is permitted to resign in accordance with this Clause 24.4, where that Guarantor created Transaction Security over any of its assets or business in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Guarantor, the Security Agent may, at the cost and request of the Company, release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation.

(d)	Any resignation or release under paragraphs (b) or (c) above will be effective at the time of completion of the relevant Third Party Disposal or, in the case of a resignation under paragraph (b)(ii) above, at such time as the Lenders shall have agreed.

25.	DISCLOSURE OF INFORMATION

25.1	Obligation to keep information confidential

(a)	Each Finance Party must keep confidential all information relating to the Company, any Guarantor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either (i) any Group Member or any of its advisers; or (ii) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Group Member or any of its advisers (regardless of the form such information takes, and including information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information) and shall not use any such information except in connection with the Finance Documents and the Facilities.

(b)	However, a Finance Party is entitled to disclose information referred to in paragraph (a) above:

(i)	if such information is publicly available, other than as a direct or indirect result of a breach by that Finance Party of, or action by its Affiliates that is contrary to the provisions of, this Clause;

(ii)	if required to do so in connection with any legal, arbitration or regulatory proceedings or procedure;

(iii)	if required to do so under any applicable law or regulation;

(iv)	if required or requested to do so by any governmental, banking, taxation or other regulatory authority;

(v)	to its professional advisers and any other person providing services to it (including, without limitation, any provider of administrative or settlement services and external auditors) provided that such person is under a duty of confidentiality, contractual or otherwise, to that Finance Party;

(vi)	to the head office, branches, representative offices, Subsidiaries, related corporations or Affiliate of any Finance Party (each a “Finance Party Related Party”) and each Finance Related Party shall be permitted to disclose information as if it were a Finance Party;

(vii)	to any other Finance Party;

(viii)	to any person permitted in writing by any Obligor;

(ix)	to any Obligor; or

(x)	to the International Swaps and Derivatives Association, Inc. (“ISDA”) or any Credit Derivatives Determination Committee or sub-committee of ISDA where such disclosure is required by them in order to determine whether the obligations under the Finance Documents will be, or in order for the obligations under the Finance Documents to become, deliverable under a credit derivative transaction or other credit linked transaction which incorporates the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement or other provisions substantially equivalent thereto.

(c)	A Finance Party may disclose to an Affiliate or any potential transferee, assignee or Participant to which a transfer, assignment or sub-participation is not expressly prohibited under Clause 23 (Changes to the Lenders) but for the avoidance of doubt not to an Industrial Competitor:

(i)	a copy of any Finance Document; and

(ii)	any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a potential transferee, assignee or Participant may receive any confidential information, it must execute in favour of the relevant Finance Party a Confidentiality Undertaking and deliver a copy of the same to the Company. A Participant may itself disclose the documents and information referred to in sub-paragraphs (i) and (ii) to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer of an economic or other interest in, or related to, this Agreement so long as the relevant Affiliate or transferee executes in favour of the relevant potential transferee, assignee or Participant a Confidentiality Undertaking and delivers a copy of the same to the Company.

This Clause supersedes any previous agreement relating to the confidentiality of such information.

25.2	Relevant information

Without affecting the responsibility of the Obligors for information supplied by it or on its behalf in connection with any Finance Document, each of the Lenders accepts and acknowledges that:

(a)	some or all of the information (including, without limitations, financial projections and/or other financial data) that has or may be provided to the Lenders (through the Agent, the Security Agent or otherwise) is or may constitute relevant information in relation to the Company (the “Price Sensitive Information”) and that the use of such information may be regulated or prohibited by applicable laws and regulations relating to, among other things, insider dealing and/or market abuse;

(b)	upon possession of the Price Sensitive Information, a Lender may be prohibited or restricted under the applicable laws and regulations from, among other things, dealing in or counselling or procuring another person to deal in the listed securities of the Company or its derivatives, or the listed securities of a related corporation of the Company or its derivatives, or otherwise from using or disclosing the Price Sensitive Information;

(c)	none of the Agent, the Security Agent nor the Mandated Lead Arrangers will be liable for any action taken by it under or in connection with distributing the information provided that where it is required to act on the instructions of any Lender or Lenders, the Agent or the Security Agent may ask for a confirmation or certificate (in form and substance satisfactory to the Agent or the Security Agent, as relevant) confirming that the instructing Lender or Lenders is or are not in possession of any Price Sensitive Information and that it is or they are not instructing the Agent or Security Agent, as relevant, to act as a consequence of being in possession of any Price Sensitive Information; and

(d)	any information received under or in connection with the Finance Documents shall not be used for any unlawful purpose, and each Lender shall make an independent evaluation of, and ensure its compliance with, any legal and regulatory restrictions on the use and/or disclosure of such information.

26.	ROLE OF THE ADMINISTRATIVE PARTIES

26.1	Appointment of the Agent

(a)	Each of the other Finance Parties appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the other Finance Parties authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2	Duties of the Agent

(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Without prejudice to Clause 23.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), paragraph (a) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(e)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any Administrative Party) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Agent shall provide to the Company within ten (10) Business Days of the last Business Day of each calendar month, a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or office, if any, for whose attention any communication is to be marked) of each Lender for any communications to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(g)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

26.3	Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4	No fiduciary duties

(a)	The Administrative Parties shall not otherwise have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, any other party to this Agreement or the Transaction Security Documents.

(b)	None of the Agent or the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5	Business with the Group

(a)	Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Group Member.

(b)	Each of the Lenders hereby irrevocably waives, in favour of the Agent, any conflict of interest which may arise by virtue of the Agent acting in various capacities under the Finance Documents or for other customers of the Agent. Each of the Lenders acknowledges that the Agent and its affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Lender may regard as conflicting with its interests and may possess information (whether or not material to the Lenders) other than as a result of the Agent acting as Agent or Security Agent under the Finance Documents, that the Agent may not be entitled to share with any Lender.

(c)	Consistent with its long-standing policy to hold in confidence the affairs of its customers, the Agent will not disclose confidential information obtained from any Lender (without its consent) to any of the Agent’s other customers nor will it use on the Lender’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, each of the Lenders agrees that each of the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Finance Documents.

26.6	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)	Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

(g)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.7	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)	The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) or under paragraph (d) below until it has received such security as it may require for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

26.8	Responsibility for documentation

No Administrative Party:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security;

(c)	is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.9	Exclusion of liability

(a)	Without limiting paragraph (b) below, the Agent shall not be liable for any cost, loss or liability incurred by any Party as a consequence of:

(i)	the Agent having taken or having omitted to take any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by the Agent’s gross negligence or wilful misconduct; or

(ii)	any delay in the crediting to any account of an amount required under the Finance Documents to be paid by the Agent if the Agent shall have taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for the purpose of such payment.

(b)	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

(c)	Nothing in this Agreement shall oblige any Administrative Party to conduct any “know your customer” or other procedures in relation to any person on behalf of any Lender and each Lender confirms to each Administrative Party that it is solely responsible for any such procedures it is required to conduct and that it shall not rely on any statement in relation to such procedures made by any Administrative Party.

(d)	Notwithstanding anything to the contrary in this Agreement or in any other Finance Document, the Agent shall not in any event be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Agent, including, but not limited to, any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any event where, in the reasonable opinion of the Agent, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Agent being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organisation to which the Agent is subject.

(e)	Notwithstanding any other term or provision of this Agreement to the contrary, the Agent shall not be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever, whether or not foreseeable, or for any loss of business, goodwill, opportunity or profit, whether arising directly or indirectly and whether or not forseeable, even if the Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause shall survive the termination or expiry of this Agreement or the resignation or removal of the Agent.

26.10	Refrain from Illegality

The Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person.

26.11	Lenders’ indemnity to the Agent

(a)	Each Lender shall, in accordance with paragraph (b) below, indemnify the Agent within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	The proportion of such cost, loss or liability to be borne by each Lender shall be in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero.

(c)	The Lenders’ indemnity to the Agent shall survive the termination or expiry of this Agreement and the resignation or replacement of the Agent.

26.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Company.

(b)	Alternatively the Agent may resign by giving thirty (30) days’ notice to the other Finance Parties and the Company, in which case the Majority Lenders (with the consent of the Company, such consent not to be unreasonably withheld) may appoint a successor Agent.

(c)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within thirty (30) days after notice of resignation was given, the retiring Agent (with the consent of the Company, such consent not to be unreasonably withheld) may appoint a successor Agent.

(d)	The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall take effect only upon the appointment of a successor, provided that notwithstanding any of the foregoing, the resignation of the Agent otherwise in accordance with the provisions of this Clause 26 shall be effective immediately in the event that the Agent’s continuing appointment would conflict with (and such resignation would be required by) applicable law or the Agent’s internal policies (including without limitation with respect to “know-your-client” and/or any conflict of interest) that in each case, cannot be resolved to the reasonable satisfaction of the Agent.

(f)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26.12. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(h)	The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 26.14 (FATCA information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	any information supplied by the Agent pursuant to Clause 26.14 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

For the purposes of this Clause 26.12(h):

“Code” means the US Internal Revenue Code of 1986.

“FATCA” has the meaning given in Clause 12.1 (Tax definitions).

“FATCA Application Date” means:

(A)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 January 2014;

(B)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(C)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” has the meaning given in Clause 12.1 (Tax definitions).

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

26.13	Replacement of the Agent

(a)	After consultation with the Company, the Majority Lenders may, by giving thirty (30) days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent or by appointing a successor Agent (acting through an office in Hong Kong).

(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26.13 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

26.14	FATCA Information

(a)	Subject to paragraph (c) below, the Agent shall, within ten Business Days of a reasonable request by the Company or a Lender:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)	If the Agent confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, the Agent shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige the Agent to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If the Agent fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)	if the Agent failed to confirm whether it is (and/or remains) a FATCA Exempt Party then the Agent shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)	if the Agent failed to confirm its applicable “passthru payment percentage” then the Agent shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the Agent provides the requested confirmation, forms, documentation or other information.

26.15	Confidentiality

(a)	In acting as agent for the Finance Parties, each of the Agent shall be regarded as acting through its agency or, as the case may be, trustee division which shall be treated as a separate legal person from any other of its branches, divisions or departments.

(b)	If information is received by another branch, division or department of the legal person which is the Agent, it may be treated as confidential to that branch, division or department and the Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Company or any Affiliates of the Company on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

26.16	Relationship with the Lenders

(a)	Subject to Clause 28.2 (Distributions by the Agent), the Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Agent with any information that the Agent may reasonably specify as being necessary or desirable to enable the Agent to perform its functions as Agent.

(c)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and paragraph (a) of Clause 30.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.17	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each Group Member;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

26.18	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (with the consent of the Company, such consent not to be unreasonably withheld) appoint another Lender or an Affiliate of a Lender or any bank approved by the Majority Lenders to replace that Reference Bank.

26.19	Agent’s management time

Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 16 (Costs and Expenses) and Clause 26.11 (Lenders’ indemnity to the Agent) shall include the reasonable cost of utilising the Agent’s management time or other resources in respect of any duties which are outside the scope of the normal duties of the Agent under the Finance Documents and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees). For the avoidance of doubt, any action required to be undertaken by the Agent in respect of or in relation to any Default, change in structure of the Facility, including acts contemplated in Clauses 16.2 (Amendment costs) and 16.3 (Enforcement costs) shall not be regarded as tasks falling within the scope of the normal duties of the Agent under the Finance Documents. In the event of any dispute in respect of such cost of utilising the Agent’s management time or other resources, the costs to be paid shall be as reasonabably determined by the Agent.

26.20	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.	SHARING AMONG THE FINANCE PARTIES

27.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set off or otherwise) any amount from an Obligor other than in accordance with Clause 28 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments).

27.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 28.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

27.3	Recovering Finance Party’s rights

(a)	On a distribution by the Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

27.5	Exceptions

(a)	This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

28.	PAYMENT MECHANICS

28.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

28.2	Distributions by the Agent

(a)	Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor), Clause 28.4 (Clawback), Clause 28.6 (Partial payments) and Clause 26.28 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office):

(i)	with respect to the Borrower and the Original Lenders, to such account as specified in Schedule 14 (Account details) (or such other account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency); or

(ii)	with respect to any other Party, to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

(b)	The Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Agent as being so entitled on that date PROVIDED THAT the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 23 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

28.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4	Clawback

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

28.5	Impaired Agent

(a)	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 28.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause 28.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with Clause 26.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 28.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

28.6	Partial payments

(a)	If any Finance Party receives or recovers an amount from or in respect of any Obligor under or in connection with any Finance Document which amount is insufficient to, or is not applied to, discharge all the amounts then due and payable by an Obligor under the Finance Documents, then (subject, in the case of any receipt or recovery under any Security Document, to the provisions of such Security Document) the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any costs, charges, losses, liabilities and expenses incurred by the Security Agent and any receiver(s) in connection with the exercise or enforcement of the Transaction Security in respect of the Debt Service Reserve Account and the rights or remedies under the Account Charge;

(ii)	secondly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any accrued interest, fee (other than as provided in (ii) above) or commission due but unpaid under the Finance Documents;

(iv)	fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(v)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(iii) to (v) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.8	Business Days

(a)	Any payment which is due to be made on a day (other than a Final Repayment Date) that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). If a Final Repayment Date is not a Business Day, any payment which is due to be made on that Final Repayment Date shall be made on the preceding Business Day.

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under paragraph (a) above, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, US Dollar is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than US Dollar shall be paid in that other currency.

28.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (acting reasonably and after consultation with the Company); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably and after consultation with the Company).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.	SET-OFF

While an Event of Default is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. That Finance Party shall promptly notify that Obligor of any such set-off or conversion.

30.	NOTICES

30.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company and each other Original Obligor, that identified with its name below;

(b)	in the case of each Lender or any Additional Guarantor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

30.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i)	if by way of fax, only when received in legible form; or

(ii)	if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

30.4	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

30.5	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)	Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

30.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

(c)	Nothing in this Clause 30.6 shall require an audit report relating to an Onshore Group Member to be in English or to be translated into English.

31.	CALCULATIONS AND CERTIFICATES

31.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document shall set out the basis of calculation in reasonable detail and is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.	AMENDMENTS AND WAIVERS

34.1	Required consents

(a)	Subject to Clause 34.2 (Exceptions) and Clause 34.3 (Extension of Commitments), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors’ Agent (in accordance with Clause 2.4 (Obligors’ Agent) and paragraph (c) below) and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34.

(c)	Without prejudice to the other provisions of this Agreement, each Obligor agrees to any such amendment or waiver permitted by this Clause 34 which is agreed to by the Obligors’ Agent. This includes any amendment or waiver which would, but for this paragraph (c) require the consent of all of the Obligors.

34.2	Exceptions

(a)	Subject to Clause 34.3 (Extension of Commitments), an amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in the amount of any Commitment or an extension of the period of availability for utilisation of any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(v)	a change to the Guarantors other than in accordance with Clause 24 (Changes to the Obligors);

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.3 (Finance Parties’ rights and obligations), Clause 23 (Changes to the Lenders) or this Clause 34.2; or

(viii)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(A)	the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity);

(B)	the Charged Property; or

(C)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of subparagraphs (A) and (B) above, insofar as it is expressly permitted under this Agreement or any other Finance Document),

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of any Administrative Party may not be effected without the consent of such Administrative Party.

34.3	Extension of Commitments

(a)	Subject to Clause 34.4, the Company and any Lender may agree that:

(i)	in relation to that Lender’s participation in any Revolving Facility Loan(s), the Availability Period and Final Repayment Date applicable to such participation be extended;

(ii)	in relation to that Lender’s participation in any Term Facility Loan(s), the Final Repayment Date and (if applicable) any Facility C Repayment Date applicable to such participation be extended; and

(iii)	if any extension as referred to in paragraph (a) or paragraph (b) applies, the Margin applicable to the relevant participation should be adjusted.

(b)	Following any agreement as referred to in paragraph (a) above, the Company and the relevant Lender(s) may notify the Agent, giving details of the applicable agreement (the “Extension Agreement”).

(c)	Promptly following notification in accordance with paragraph (b) above, the Agent shall, at the cost of the Company, agree with the Company on behalf of the Finance Parties such amendments to the Finance Documents as may be necessary or appropriate to give effect to the Extension Agreement (which may for the avoidance of doubt include designating the affected participations as loans under a new facility).

(d)	The Agent shall promptly provide to each of the Finance Parties copies of any amendment agreement entered into pursuant to paragraph (c) above.

34.4	Requirement to offer extension of Commitments to all Lenders

(a)	The Agent will only be authorised to enter into an amendment agreement under Clause 34.3(c) if prior to entering into such amendment agreement it is satisfied (acting reasonably) that:

(i)	each Lender under the relevant Facility in respect of which an extension is proposed shall have been offered the opportunity to participate in such extension in an amount up to that Lender’s Pro Rata Share; and

(ii)	each such Lender shall have been given a period of at least 10 Business Days following receipt of the proposed terms of the extension referred to in Clause 34.3(a), to determine (A) whether or not to participate; and (B) if it wishes to participate, the amount of its Commitment under the relevant Facility (up to its Pro Rata Share) that it is willing to extend on the proposed terms.

(b)	For the purposes of paragraph (a) above, “Pro Rata Share” means in relation to a Lender whose Commitments in a Facility are being extended, the percentage of the aggregate amount of the relevant Extended Loans that that Lender’s Commitment in the relevant Facility bears to the Total Facility A Commitments, Total Facility C Commitments or Total Revolving Facility Commitments (as applicable).

(c)	For the avoidance of doubt, prior to the date on which the Company and the relevant Lender(s) execute an Extension Agreement, the Company shall have no obligation to proceed with any proposed extension.

34.5	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

that Defaulting Lender’s Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 34.4, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

34.6	Excluded Commitments

If:

(a)	any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within fifteen Business Days of that request being notified to the Lenders (or, if later, within 15 Business Days of the date on which the Lenders have received such information as the Agent determines is reasonably required to allow the Lenders to respond to the relevant request in an informed manner); or

(b)	any Lender which is not a Defaulting Lender fails to respond to such a request for such a vote within fifteen Business Days of that request being made,

(unless, in either case, the Company and the Agent agree to a longer time period in relation to any request):

(i)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

34.7	Replacement of Lender

(a)	If:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)	an Obligor becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 13 (Increased Costs), Clause 12.2 (Tax gross-up) or Clause 12.3 (Tax indemnity) to any Lender; or

(iii)	any Lender becomes a Defaulting Lender,

then the Company may, on fifteen (15) Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution or other entity (a “Replacement Lender”) selected by the Company, which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 23.11 (Pro-rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 34.7 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 Business Days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under Clause 34.4 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)	A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)	the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)	Lenders whose Commitments aggregate more than eighty per cent. (80%) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than eighty per cent. (80%) of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

34.8	Amendments relating to Group Reorganisation

(a)	The Finance Parties acknowledge that a re-organisation of the Group (a “Proposed Reorganisation”) may be required in connection with any future listing on a Recognised Stock Exchange in respect of the business of the Group. Such re-organisation may (without limitation) involve interposing a new intermediate holding company between the Company and its direct Subsidiaries (an “Intermediate Holdco”) or a new holding company between the Company and its shareholders.

(b)	If any such re-organisation is proposed, the Company may notify the Agent, giving details thereof and details of any proposed amendments to the terms of the Finance Documents in connection therewith (the “Proposed Amendments”). The Agent shall promptly notify the Finance Parties of all details so received.

(c)	The Company shall for a period of 30 Business Days from any date of notification pursuant to paragraph (b) above respond to all reasonable requests for information from the Agent in relation to the Proposed Reorganisation and the Proposed Amendments and the Company shall during such period consult in good faith with the Agent and consider in good faith any modifications and conditions relating to the Proposed Amendments that may be requested by the Agent or its advisers.

(d)	At the end of the 30 Business Day period referred to in paragraph (c) above, the Agent (acting on the instruction of the Majority Lenders) will, on behalf of the Finance Parties, enter into such amendments as the Company may reasonably require in connection with the Proposed Amendments (which for the avoidance of doubt may include the novation of the rights and obligations of the Company hereunder to an Intermediate Holdco and/or the accession of an Intermediate Holdco as an Additional Guarantor), provided that the Agent will not be required to enter into such amendments if:

(i)	the Company is unwilling to procure such legal opinions or to meet such other conditions (not to include payment of fees) as may be reasonably requested by the Agent in connection with such amendments; or

(ii)	the Agent considers in good faith that such amendments are adverse to the interests of the Finance Parties in a material respect.

(e) For the avoidance of doubt, any costs and expenses incurred by the Agent in connection with the matters referred to in this Clause 34.8 (including legal fees of law firms approved by the Company) will be recoverable by the Agent in accordance with Clause 16.2 (Amendment costs).

35.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

36.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

37.	ENFORCEMENT

37.1	Jurisdiction of English courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute relating to any non-contractual obligation arising from or in connection with this Agreement and any dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 37.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

37.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

Each Obligor expressly agrees and consents to the provisions of this Clause 37.2.

37.3	Waiver of immunities

Each Obligor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)	execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part A

The Original Guarantors

Name of Original Guarantor	Registration Number (or equivalent, if any)	Jurisdiction of Incorporation

Alibaba Group Treasury Limited	1464771	British Virgin Islands

Taobao Holding Limited	126540	Cayman Islands

Taobao China Holding Limited	842504	Hong Kong

Alibaba.com Limited	174355	Cayman Islands

Alibaba.com China Limited	1078630	Hong Kong

Alibaba.com Investment Holding Limited	1052383	British Virgin Islands

Part B

The Original Lenders

Name of Original Lender	Facility A Commitment		Facility C Commitment		Revolving Facility Commitment

Australia and New Zealand Banking Group Limited	US$	277,777,777.78	US$	444,444,444.44	US$	166,666,666.67

Citibank N.A., Hong Kong Branch	US$	277,777,777.78	US$	444,444,444.44	US$	166,666,666.67

Credit Suisse AG, Singapore Branch	US$	277,777,777.78	US$	444,444,444.44	US$	166,666,666.67

DBS Bank Ltd.	US$	277,777,777.78	US$	444,444,444.44	US$	166,666,666.67

Deutsche Bank AG, Singapore Branch	US$	277,777,777.78	US$	444,444,444.44	US$	166,666,666.67

The Hongkong and Shanghai Banking Corporation Limited	US$	277,777,777.78	US$	444,444,444.44	US$	166,666,666.67

JPMorgan Chase Bank, N.A., acting through its Hong Kong Branch	US$	277,777,777.78	US$	444,444,444.44	US$	166,666,666.67

Mizuho Corporate Bank, Ltd., Hong Kong Branch	US$	277,777,777.78	US$	444,444,444.44	US$	166,666,666.67

Morgan Stanley Bank, N.A.	US$	101,566,666.67	US$	101,566,666.67	US$	46,866,666.66

Morgan Stanley Senior Funding, Inc.	US$	176,211,111.09	US$	342,877,777.81	US$	119,799,999.98

SCHEDULE 2

CONDITIONS PRECEDENT

Part A

Conditions Precedent to be satisfied on the date of initial Utilisation Request

1.	Original Obligors

(a)	A copy of the constitutional documents of each Original Obligor (comprising, in the case of each Original Obligor incorporated in the British Virgin Islands or the Cayman Islands, its currently effective memorandum and articles of association, certificate of incorporation (and certificate(s) of incorporation on change of name, if any), register of directors, register of mortgages and charges and, other than in the case of the Company, its register of members).

(b)	A copy of a resolution of the board of directors of each Original Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)	if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of each Original Guarantor, resolving that it is in the best interests of that Original Guarantor to enter into the transactions contemplated by the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Original Guarantor is a party.

(e)	A certificate from the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it or any Original Obligor to be exceeded.

(f)	A certificate of an authorised signatory of the Company certifying that each copy document specified in this Part A of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(g)	A copy of a certificate of good standing in respect of each Original Obligor incorporated in the British Virgin Islands or the Cayman Islands.

(h)	A copy of a certificate of incumbency (or registered agent’s certificate) from the registered agent of each Original Obligor incorporated in the British Virgin Islands and from the registered officer provider of each Original Obligor incorporated in the Cayman Islands.

2.	Original Intra-Group Lenders

(a)	A copy of the constitutional documents of each Original Intra-Group Lender (comprising, in the case of each Original Intra-Group Lender incorporated in the PRC, its most recent articles of association and any subsequent amendments thereto, its latest business license issued by SAIC, and its most recent certificate of approval issued by the relevant PRC authorities).

(b)	A copy of a resolution of the board of directors of each Original Intra-Group Lender:

(i)	approving the terms of, and the transactions contemplated by, the Intercreditor Agreement and resolving that it execute the Intercreditor Agreement;

(ii)	authorising a specified person or persons to execute the Intercreditor Agreement; and

(iii)	if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Intercreditor Agreement.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

3.	Finance Documents

Originals of the following (in each case duly executed and delivered by all parties thereto):

(a)	this Agreement;

(b)	the Intercreditor Agreement; and

(c)	each Fee Letter.

4.	Other documents and evidence

(a)	A copy of each 2012 Report (capable of being disclosed to but not relied on by the Lenders).

(b)	A copy of the information comprising the Information Package in the form provided to the Mandated Lead Arrangers prior to the signing of this Agreement.

(c)	Evidence that the process agent referred to in Clause 37.2 (Service of process) has accepted its appointment.

(d)	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly prior to signing this Agreement) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(e)	The Original Financial Statements.

(f)	A copy of the Group Structure Chart.

Part B

Conditions Precedent to be satisfied on the Initial Utilisation Date

1.	Finance Documents

Originals of the following (in each case duly executed and delivered by all parties thereto):

(a)	the Account Charge; and

(b)	the Composite Share Charge.

2.	Legal opinions

(a)	Legal opinions in relation to English law from White & Case addressed to the Mandated Lead Arrangers, the Agent and the Original Lenders, in form and substance satisfactory to the Mandated Lead Arrangers, the Agent and the Original Lenders (acting reasonably).

(b)	Legal opinions as to Cayman Islands and British Virgin Islands law from Maples and Calder addressed to the Mandated Lead Arrangers, the Agent and the Original Lenders, in form and substance satisfactory to the Mandated Lead Arrangers, the Agent and the Original Lenders (acting reasonably).

(c)	A legal opinion as to Hong Kong law from Freshfields Bruckhaus Deringer addressed to the Mandated Lead Arrangers, the Agent and the Original Lenders, in form and substance satisfactory to the Mandated Lead Arrangers, the Agent and the Original Lenders (acting reasonably).

(d)	A legal opinion as to Hong Kong law from White & Case addressed to the Mandated Lead Arrangers, the Agent and the Original Lenders, in form and substance satisfactory to the Mandated Lead Arrangers, the Agent and the Original Lenders (acting reasonably).

(e)	A legal opinion as to PRC law from King & Wood addressed to the Mandated Lead Arrangers, the Agent and the Original Lenders, in form and substance satisfactory to the Mandated Lead Arrangers, the Agent and the Original Lenders (acting reasonably).

3.	Other documents and evidence

(a)	A copy of each IPR License Agreement in the agreed form and duly executed and delivered by all parties thereto.

(b)	Evidence that, immediately following the Initial Utilisation Date, the 2012 Facilities will be repaid in full and all Security created in connection to the 2012 Facilities will be released.

(c)	Evidence that any fees, costs and expenses then due from the Company pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Initial Utilisation Date.

Part C

Conditions Precedent Required to be Delivered by an Additional Guarantor

1. An Accession Letter duly executed by the Additional Guarantor and the Company.

2. A Debtor Accession Deed duly executed by the Additional Guarantor.

3. A Composite Share Charge Deed of Accession duly executed by the Holding Company of the Additional Guarantor.

4. A copy of the constitutional documents of the Additional Guarantor and the Holding Company of the Additional Guarantor.

5. A copy of a resolution of the board of directors of the Additional Guarantor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter, the Debtor Accession Deed and the other Finance Documents to which it is a party and resolving that it execute the Accession Letter and the Debtor Accession Deed;

(b)	authorising a specified person or persons to execute the Accession Letter and the Debtor Accession Deed on its behalf; and

(c)	resolving that it is in the best interests to enter into the transactions contemplated by , the Accession Letter, the Debtor Accession Deed and the other Finance Documents to which it is a party.

6. A copy of a resolution of the board of directors of the Holding Company of the Additional Guarantor:

(a)	approving the terms of, and the transactions contemplated by, the Composite Share Charge Deed of Accession and the other Finance Documents to which it is a party and resolving that it execute the Composite Share Charge Deed of Accession;

(b)	authorising a specified person or persons to execute the Composite Share Charge Deed of Accession on its behalf; and

(c)	resolving that it is in the best interests to enter into the transactions contemplated by , the Composite Share Charge Deed of Accession and the other Finance Documents to which it is a party.

7. A specimen of the signature of each person authorised by the resolution referred to in paragraphs 5 and 6 above.

8. A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

9. A certificate of the Additional Guarantor (signed by a director) confirming that guaranteeing the Total Commitments would not cause any guaranteeing or similar limit binding on it to be exceeded.

10. A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part C of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

11. A certificate of an authorised signatory of the Holding Company of the Additional Guarantor certifying that each copy document listed in this Part C of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Composite Share Charge Deed of Accession.

12. A copy of any other Authorisation or other document, opinion or assurance which the Agent (acting reasonably) considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter, the Debtor Accession Deed, the Composite Share Charge Deed of Accession or for the validity and enforceability of any Finance Document.

13. The latest audited financial statements (if any) of the Additional Guarantor.

14. A legal opinion in relation to English law from an appropriately qualified international law firm addressed to the Agent and the Lenders.

15. A legal opinion as to the law of the jurisdiction of incorporation of the Additional Guarantor from an appropriately qualified international law firm.

16. A legal opinion as to the law of the jurisdiction of incorporation of the Holding Company of the Additional Guarantor from an appropriately qualified international law firm.

17. If the proposed Additional Guarantor or the Holding Company of the Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 37.2 (Service of process) has accepted its appointment in relation to the proposed Additional Guarantor and/or the Holding Company of the Additional Guarantor (as the case may be).

SCHEDULE 3

REQUESTS

Part A

Utilisation Request

From:	Alibaba Group Holding Limited

To:	[Agent]

Dated:

Dear Sirs

Alibaba Group Holding Limited – US$8,000,000,000 Facilities Agreement

dated [                    ] (the “Facilities Agreement”)

1. We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement shall have the same meaning in this Utilisation Request.

2. We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Facility A]/[Facility C]/[Revolving Facility]*

Currency of Loan:	US Dollars

Amount:	[ ] or, if less, the Available Facility

[First] Interest Period:	[ ]

3. We confirm that each applicable condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4. [This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Revolving Facility Loan]/[The proceeds of this Loan should be credited to [account].]

5. This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
Alibaba Group Holding Limited

*	Delete as appropriate.

Part B

Selection Notice

Applicable to a Term Facility Loan

From:	Alibaba Group Holding Limited

To:	[Agent]

Dated:

Dear Sirs

Alibaba Group Holding Limited – US$8,000,000,000 Facilities Agreement

dated [                    ] (the “Facilities Agreement”)

1. We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement shall have the same meaning in this Selection Notice.

2. We refer to the following Facility [A]/[C] Loan[s] in US Dollars with an Interest Period ending on [                    ]*

3. [We request that the above Facility [A]/[C] Loan[s] be divided into [            ] Facility [A]/[C] Loans with the following amounts and Interest Periods:]**

or

[We request that the next Interest Period for the above Facility [A]/[C] Loan[s] is [        ]].***

4. This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
Alibaba Group Holding Limited

*	Insert details of all Facility A/C Loans in the same currency which have an Interest Period ending on the same date.
**	Use this option if division of Loans is requested.
***	Use this option if sub-division is not required.

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	[ ] as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Alibaba Group Holding Limited – US$8,000,000,000 Facilities Agreement

dated [                    ] (the “Facilities Agreement”)

1. We refer to Clause 23.5 (Procedure for transfer) of the Facilities Agreement. This is a Transfer Certificate. Terms used in the Facilities Agreement shall have the same meaning in this Transfer Certificate.

2. The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 23.5 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Facilities Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Facilities Agreement as specified in the Schedule.

3. The proposed Transfer Date is [                    ].

4. The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

5. The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders); and

(b)	that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

6. The New Lender confirms that it is a “New Lender” within the meaning of Clause 23.1 (Assignments and transfers by the Lenders).

7. The New Lender confirms that it is not an Industrial Competitor.

8. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

9. This Transfer Certificate [and all non-contractual obligations arising from or in connection with this Transfer Certificate] [is/are] governed by English law.

10. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment/rights and obligations to be transferred, and other particulars

Commitment/participation(s) transferred

Drawn Loan(s) participation(s) amount(s):		[ ]

Available Commitment amount:			[ ]

Administration particulars:

New Lender’s receiving account:			[ ]

Address:	[ ]

Telephone:	[ ]

Facsimile:	[ ]

Attn/Ref:	[ ]

[the Existing Lender]	[the New Lender]

By:	By:

This Transfer Certificate is executed by the Agent and the Transfer Date is confirmed as [                    ].

[the Agent]

By:

Note: It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 5

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Agent

From:	Alibaba Group Holding Limited

Dated:

Dear Sirs

Alibaba Group Holding Limited – US$8,000,000,000 Facilities Agreement

dated [                    ] (the “Facilities Agreement”)

1. We refer to the Facilities Agreement. This is a Compliance Certificate. Terms used in the Facilities Agreement shall have the same meaning in this Compliance Certificate.

2. We confirm that:

3. [Insert details of covenants to be certified including calculations]

4. We confirm that since the Offshore Group Leverage in respect of the most recently completed Relevant Period is [—] (details of its calculation as set out above), the applicable Margin for each Facility is as follows:

Facility A: [—]

Facility C: [—]

Revolving Facility: [—]

5. [We confirm that no Default is continuing.]*

6. The officer of the Company named below hereby confirms that the financial statements of the Company attached hereto (if any) fairly represent the financial condition of the Company as at the date at which those financial statements are drawn up.

7. [We confirm that as at [insert date], the following entities are the Offshore Material Subsidiaries:

[Insert list of Offshore Material Subsidiaries].

Signed:
[Director/Chief Financial Officer]
of
Alibaba Group Holding Limited

Signed:
[Insert name of auditors]**

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.
**	Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors.

[[insert applicable certification language]

for and on behalf of
[name of auditors of the Company]]***

***	Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Company’s auditors prior to signing the Agreement.

SCHEDULE 6

FORM OF ACCESSION LETTER

To:	[ ] as Agent

From:	[Subsidiary] and Alibaba Group Holding Limited

Dated:

Dear Sirs

Alibaba Group Holding Limited – US$8,000,000,000 Facilities Agreement

dated [                    ] (the “Facilities Agreement”)

1. We refer to the Facilities Agreement. This is an Accession Letter. Terms defined in the Facilities Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2. [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Facilities Agreement as an Additional Guarantor pursuant to Clause 24.2 (Additional Guarantors) of the Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3. [Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

4. This Accession Letter, and all non-contractual obligations arising from or in connection with this Accession Letter, are governed by English law.

This Accession Letter is entered into by deed.

Alibaba Group Holding Limited	[Subsidiary]

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:	[ ] as Agent

From:	[resigning Guarantor] and Alibaba Group Holding Limited

Dated:

Dear Sirs

Alibaba Group Holding Limited – US$8,000,000,000 Facilities Agreement

dated [                    ] (the “Facilities Agreement”)

1. We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2. Pursuant to Clause 24.4 (Resignation of a Guarantor) of the Facilities Agreement, we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Facilities Agreement.

3. We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[ ]*

4. This Resignation Letter[, and all non-contractual obligations arising from or in connection with this Resignation Letter,] [is/are] governed by English law.

Alibaba Group Holding Limited	[Subsidiary]

By:	By:

*	Insert any other conditions required by the Facilities Agreement.

SCHEDULE 8

ACCEPTABLE BANKS

1.	Australia and New Zealand Banking Group Limited

2.	Citibank, N.A.

3.	Credit Suisse AG

4.	DBS Bank Ltd.

5.	Deutsche Bank AG

6.	The Hongkong and Shanghai Banking Corporation Limited

7.	JP Morgan Chase Bank, N.A.

8.	Mizuho Corporate Bank, Ltd.

9.	Morgan Stanley Asia Limited

10.	DBS Bank (Hong Kong) Limited

11.	Industrial and Commercial Bank of China (Asia) Limited

12.	ING Bank

13.	China Merchants Bank

14.	China Construction Bank Corporation

15.	China Development Bank

16.	China Minsheng Banking Corp. Ltd

17.	Wing Lung Bank

18.	China CITIC Bank

SCHEDULE 9

INFORMATION PACKAGE

1.	Company Information

1.1	Company overview

1.2	Organisational Chart: abbreviated AGH group structure chart as at 31 March 2013

1.3	Capitalization table as at 31 March 2013

2.	Financial Information

2.1	Audited financial statements

2.1.1	Group audited financial statements in respect of 2011 and 2012

2.1.2	T50 audited accounts 2011 and 2012

2.1.3	B50 audited accounts 2011 and 2012

2.1.4	T62 audited accounts 2011 and 2012

2.2	Group management accounts (Q1 2013)

2.3	Group budget for fiscal year 2013/2014

2.4	Group forecast for fiscal years 2014/2015 and 2015/2016

3.	Legal Information (Charter Documents)

3.1.	Alibaba Group Holding Limited constitutional documents (including preference share terms)

3.2	Certificate of Incorporation (Alibaba.com Corporation) [1999.06.28]

3.3	Certificate of Incorporation on change of name (Alibaba Group Holding Limited) [2007.12.06]

3.4	Register of Directors (Alibaba Group Holding Limited)

3.5	Certificate of Incumbency (Alibaba Group Holding Limited)

SCHEDULE 10

MATERIAL SUBSIDIARIES

1.	Alibaba Group Treasury Limited [A15]

2.	阿里巴巴(中国)网络技术有限公司 [B50]

3.	Alibaba.com Limited [B56]

4.	Alibaba.com Investment Holding Limited [B57]

5.	Alibaba.com China Limited [B58]

6.	淘宝(中国)软件有限公司 [T50]

7.	浙江天猫技术有限公司 [T62]

8.	Taobao Holding Limited [T01]

9.	Taobao China Holding Limited [T02]

SCHEDULE 11

VIES

Part A

VIES

Name of VIE	Registered number (or equivalent, if any)	Jurisdiction of incorporation

浙江天猫网络有限公司 (Zhejiang Tmall Network Co., Ltd.) [T63]	330184000161683	PRC

浙江淘宝网络有限公司 (Zhejiang Taobao Network Co., Ltd.) [T51]	330108000005346	PRC

杭州阿里巴巴广告有限公司 (Hangzhou Alibaba Advertising Co., Ltd.) [B51]	330108000000965	PRC

Part B

VIE DOCUMENTS

1.	In relation to 浙江天猫网络有限公司 (Zhejiang Tmall Network Co., Ltd.) [T63] (formerly known as 浙江淘宝商城网络有限公司 (Zhejiang Taobao Mall Technology Co., Ltd.)):

(a)	a loan agreement (借款协议) dated 30 March 2011 and made between Ma Yun and Xie Shihuang as borrowers, and Zhejiang Tmall Technology Co., Ltd. (formerly known as Zhejiang Taobao Mall Technology Co., Ltd.) as lender;

(b)	a call option agreement (独家购买权协议) dated 30 March 2011 and made between Ma Yun and Xie Shihuang as current shareholders, Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd.;

(c)	a proxy agreement (股东表决权委托协议) dated 30 March 2011 and made between Ma Yun and Xie Shihuang as current shareholders, Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd.;

(d)	an equity pledge agreement (股权质押协议) dated 30 March 2011 and made between Ma Yun and Xie Shihuang as pledgors, Zhejiang Tmall Technology Co., Ltd. as pledgee and Zhejiang Tmall Network Co., Ltd. as onshore company;

(e)	a business cooperation agreement (业务合作协议) dated 30 March 2011 and made between Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd.;

(f)	an exclusive technical services agreement (独家技术服务协议) dated 30 March 2011 and made between Zhejiang Tmall Network Co., Ltd. and Zhejiang Tmall Technology Co., Ltd.; and

(g)	a services agreement (服务协议) dated 16 December 2011 and made between Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd.

2.	In relation to 浙江淘宝网络有限公司 (Zhejiang Taobao Network Co., Ltd.) [T51]:

(a)	a loan agreement (借款协议) dated 21 January 2009 and made between Ma Yun and Xie Shihuang as borrowers, and Taobao (China) Software Co., Ltd. as lender and its supplementary agreement (借款协议补充协议) dated 11 October 2010;

(b)	a call option agreement (独家转股期权协议) dated 21 January 2009 and made between Ma Yun and Xie Shihuang as current shareholders, Zhejiang Taobao Network Co., Ltd. and Taobao (China) Software Co., Ltd.;

(c)	a proxy agreement (股东表决权委托协议) dated 21 January 2009 and made between Ma Yun and Xie Shihuang as current shareholders, Taobao (China) Software Co., Ltd. and Zhejiang Taobao Network Co., Ltd.;

(d)	an equity pledge agreement (股权质押协议) dated 21 January 2009 and made between Ma Yun and Xie Shihuang as pledgors, Zhejiang Taobao Network Co., Ltd. as onshore company and Taobao (China) Software Co., Ltd. as pledgee;

(e)	an exclusive technical services agreement (独家服务协议) dated 21 January 2009 and made between Zhejiang Taobao Network Co., Ltd. and Taobao (China) Software Co., Ltd.; and

(h)	an network information services agreement (网络信息服务协议) dated 30 April 2009 and made between Taobao (China) Software Co., Ltd. and Zhejiang Taobao Network Co., Ltd.

3.	In relation to 杭州阿里巴巴广告有限公司 (Hangzhou Alibaba Advertising Co., Ltd.) [B51]:

(a)	a loan agreement (借款协议) dated 12 October 2007 and made between Ma Yun and Xie Shihuang as borrowers, and Alibaba (China) Technology Co., Ltd. as lender;

(b)	a call option agreement (独家购买权协议) dated 12 October 2007 and made between Ma Yun and Xie Shihuang as current shareholders, Alibaba (China) Technology Co., Ltd. and Hangzhou Alibaba Advertising Co., Ltd.;

(c)	a proxy agreement (股东表决权委托协议) dated 12 October 2007 and made between Ma Yun and Xie Shihuang as current shareholders, Alibaba (China) Technology Co., Ltd. and Hangzhou Alibaba Advertising Co., Ltd.;

(d)	an equity pledge agreement (股权质押协议) dated 30 September 2007 and made between Ma Yun and Xie Shihuang as pledgors, Alibaba (China) Technology Co., Ltd. as pledge and Hangzhou Alibaba Advertising Co., Ltd. as onshore company;

(e)	a business cooperation agreement (业务合作协议) dated 12 October 2007 and made between Alibaba (China) Technology Co., Ltd., Hangzhou Alibaba Advertising Co., Ltd. and Alibaba.com Hong Kong Limited;

(f)	an exclusive technical services agreement (独家技术服务协议) dated 12 October 2007 and made between Hangzhou Alibaba Advertising Co., Ltd. and Alibaba (China) Technology Co., Ltd.;

(g)	an agreement on change of contractual control procedures (关于修改控制协议程序之协议) dated October 2007 and made between Alibaba (China) Technology Co., Ltd. and Alibaba.com Limited;

(h)	a supplementary agreement on business cooperation agreement (业务合作协议之补充协议) dated 30 April 2011 and made between Alibaba (China) Technology Co., Ltd. and Alibaba (China) Software Co., Ltd. and Hangzhou Alibaba Advertising Co., Ltd.;

(i)	an equity pledge agreement (股权质押协议) dated 5 April 2012 and made between Ma Yun as pledgor and Alibaba (China) Technology Co., Ltd. as pledgee; and

(j)	an equity pledge agreement (股权质押协议) dated 8 May 2012 and made between Xie Shihuang as pledgor and Alibaba (China) Technology Co., Ltd. as pledge.

SCHEDULE 12

FORM OF INCREASE CONFIRMATION

To:	Citicorp International Limited as Agent
Citicorp International Limited as Security Agent
Alibaba Group Holding Limited for and on behalf of itself and each Obligor

From:	[the Increase Lender] (the “Increase Lender”)

Dated:

Alibaba Group Holding Limited – US$8,000,000,000 Facilities Agreement

dated [                    ] (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement [and to the Intercreditor Agreement (as defined in the Facilities Agreement)]. This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement [and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement)]. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to clause 2.2 (Increase) of the Facilities Agreement.

3.	The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facilities Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [ ].

5.	On the Increase Date, the Increase Lender becomes:

(a)	party to the relevant Finance Documents [(other than the Intercreditor Agreement)] as a Lender; and

(b)	[party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement)].

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 30.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (d) of Clause 2.2 (Increase) of the Facilities Agreement.

8.	[We refer to clause [—] (Creditor Accession Undertaking) of the Intercreditor Agreement. In consideration of the Increase Lender being accepted as a [Senior Lender] for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Increase Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a [Senior Lender], and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Senior Lender] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.]

9.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:	The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent [and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent] and the Increase Date is confirmed as [                     ].

Agent

By:

Security Agent

By:

SCHEDULE 13

FORM OF CONFIDENTIALITY UNDERTAKING

[Letterhead of Existing Lender]

To:

[insert name of potential assignee / transferee / Participant]

The Facilities Agreement

Borrower: Alibaba Group Holding Limited

Date of Facilities Agreement:

Amount: US$8,000,000,000

Facility Agent: Citicorp International Limited

Dear Sirs

We understand that you are considering acquiring an interest in the Facilities Agreement and (if applicable) the other Finance Documents which, subject to the Facilities Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents and/or one or more Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other transaction (the “Acquisition”).

In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	Confidentiality Undertaking

You undertake:

(a)	to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information; and

(b)	until the Acquisition is completed, to use the Confidential Information only for the Permitted Purpose.

2.	Permitted Disclosure

You may disclose Confidential Information:

(a)	to any member of the Purchaser Group, its professional advisers, officers, directors, employees, auditors and other persons providing services to it (provided that such person is under a duty of confidentiality in relation to the Confidential Information, professional, contractual or otherwise, to you) to the extent necessary for the Permitted Purpose, if such person to whom the Confidential Information is to be given pursuant to this paragraph is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	(i) where requested or required by any court of competent jurisdiction or any competent banking, taxation, judicial, governmental, supervisory, regulatory or equivalent body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group; and

(c)	to any person:

(i) to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Facilities Agreement; or

(ii) with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Facilities, the Facilities Agreement and/or one or more of the other Finance Documents or any Obligor, provided that such person has delivered to you (with a copy to the Company) a letter in equivalent form to this letter; and

(d)	notwithstanding paragraphs (a) to (c) above, to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Facilities Agreement, as if such permissions were set out in full in this letter and as if references in those permissions to a Finance Party were references to you.

3.	Notification of Required or Unauthorised Disclosure

To the extent practicable and permitted by law and regulation, you agree to inform us:

(a)	of the full circumstances of any disclosure under paragraph 2(b) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return/Destruction of Confidential Information

If you do not enter into the Acquisition and we so request in writing, you shall:

(a)	return or destroy all Confidential Information supplied to you by us;

(b)	destroy or permanently erase all copies of Confidential Information made by you; and

(c)	use reasonable endeavours to ensure that anyone who has received any Confidential Information destroys or permanently erases such Confidential Information and all copies made by them,

in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent banking, taxation, judicial, governmental, supervisory, regulatory or equivalent body or where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b) above.

However, you and any such recipients shall not be under any obligation to return, destroy or permanently erase any Confidential Information:

(i)	contained in any work produced by any member of the Purchaser Group, its professional advisers or other persons providing services to it, to the extent that any of them are required by any applicable law, rule or regulation or by any competent banking, taxation, judicial, governmental, supervisory, regulatory or equivalent body or stock exchange or by internal policy to retain such work; or

(ii)	contained in any computer record or file which has been created by or pursuant to any automatic electronic archiving system or IT back-up procedure.

5.	Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease on the earliest of:

(a)	if you become a party to the Facilities Agreement as a lender of record, the date on which you become such a party to the Facilities Agreement;

(b)	if you enter into the Acquisition but it does not result in you becoming a party to the Facilities Agreement as a lender of record, the date falling twelve (12) months after the date on which all of your rights and obligations contained in the documentation entered into to implement that Acquisition have terminated;

(c)	in any other case, the date falling twelve (12) months after the date of your final receipt (in whatever manner) of any Confidential Information.

6.	No Representation; Consequences of Breach, etc

You acknowledge and agree that:

(a)	neither we nor any member of the Borrower Group nor any of our or their respective officers, employees, affiliates or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Borrower Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Borrower Group or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

(b)	we or members of the Borrower Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach by you of the provisions of this letter.

If you become a party to the Finance Documents, the terms of paragraph (a) above are without prejudice to your right to enforce and enjoy any term of any Finance Document on and from the date on which you become a party to the Finance Documents.

7.	No Waiver; Amendments, etc

This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter and supersedes any previous agreement, whether express or implied, regarding the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege under this letter. The terms of this letter and your obligations under this letter may be amended or modified only by written agreement between you and us.

8.	Inside Information

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities laws relating to insider dealing or market misconduct and you undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings

The undertakings given by you in this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of each member of the Borrower Group.

10.	Third party rights

Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

The Relevant Persons and each member of the Borrower Group may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Borrower Group to rescind or vary this letter at any time.

11.	Governing Law and Jurisdiction

This letter (including the agreement constituted by your acknowledgement of its terms) and all non-contractual obligations arising from or in connection with this letter shall be governed by and construed in accordance with the laws of England and the courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this letter (including a dispute relating to any non-contractual obligation arising out of or in connection with this letter).

12.	Definitions

In this letter (including the acknowledgement set out below):

“Borrower Group” means the Borrower and each of its Holding Companies and Subsidiaries and each Subsidiary of each of its Holding Companies.

“Confidential Information” means the Finance Documents, any information relating to the Borrower, Borrower Group, any Obligor, the Finance Documents or the Facilities (including without limitation the information package and any other information provided in relation to the Facilities) provided to you by us or any of our affiliates or advisers, in whatever form, and:

(a)	includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information, but

(b)	excludes information that:

(i)	is or becomes public knowledge other than as a direct or indirect result of any breach by you of this letter, or

(ii)	is known by you before the date the information is provided to you by us or any of our affiliates or advisers, or

(iii)	is lawfully disclosed to you, other than from a source which is connected with the Borrower Group, after the date it is provided to you by us or any of our affiliates or advisers,

and which, in the case of sub-paragraphs (b)(ii) and (b)(iii), as far as you are aware, has not been disclosed in violation of, and is not otherwise subject to, any obligation of confidentiality.

“Facilities Agreement” means the Facilities Agreement described in the heading of this letter.

“Finance Documents” means the documents defined in the Facilities Agreement as Finance Documents.

“Finance Party” means the parties defined in the Facilities Agreement as Finance Parties.

“Holding Company” means, in relation to any company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Obligor” has the meaning given to that term in the Facilities Agreement.

“Permitted Purpose” means considering and evaluating whether to enter into the Acquisition.

“Purchaser Group” means you, your head office and any other branch, each of your Holding Companies and Subsidiaries and each Subsidiary of each of your Holding Companies.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

for and on behalf of
[Existing Lender]

To:	[Existing Lender]

The Borrower and each other member of the Borrower Group

We acknowledge and agree to the above:

for and on behalf of
[potential assignee / transferee / Participant]

SCHEDULE 14

ACCOUNT DETAILS

1.	Alibaba Group Holding Limited

Bank Name:	The Hongkong and Shanghai Banking Corporation Limited
Bank Address:	1 Queen’s Road Central, Hong Kong
Bank SWIFT Code:	HSBCHKHHHKH
Bank Code for local RTGS:	004
Account Number:	500-432471-274
Account Name:	Alibaba Group Holding Limited

2.	Australia and New Zealand Banking Group Limited

Correspondent Bank Name:	JPMorgan Chase Bank, New York
Correspondent Bank SWIFT Address:	CHASUS33
Beneficiary Bank Account Number:	400-928825
Beneficiary Bank Account Name:	Australia & New Zealand Banking Group Limited, Hong Kong Branch
Beneficiary Bank SWIFT Address:	ANZBHKHX
Final Beneficiary Account Number:	N/A
Final Beneficiary Account Name:	Payment for Corona
Attention:	Lending Operations

3.	Citibank N.A., Hong Kong Branch

Correspondent Bank Name: Citibank, N.A., New York Branch

Correspondent Bank SWIFT Address: CITIUS33

Beneficiary Bank Account Number: 10990845

Beneficiary Bank Account Name: Citibank N.A., Hong Kong Branch

Beneficiary Bank SWIFT Address: N/A

Final Beneficiary Account Number: N/A

Final Beneficiary Account Name: N/A

Attention: KLCOE Loans

4.	Credit Suisse AG, Singapore Branch

Correspondent Bank Name: Bank of New York, New York

Correspondent Bank SWIFT Address: IRVTUS3N

Beneficiary Bank Account Number: 890-0361-107

Beneficiary Bank Account Name: Credit Suissse AG, Singapore Branch

Beneficiary Bank SWIFT Address: CRESSGSGXXX

Final Beneficiary Account Number: N/A

Final Beneficiary Account Name: N/A

Attention: Alibaba Group Holding Limited (Project Corona)

5.	DBS Bank Ltd.

Correspondent Bank Name: Bank of New York Mellon, New York

Correspondent Bank SWIFT Address: IRVTUS3N

Beneficiary Bank Account Number: N/A

Beneficiary Bank Account Name: DBS Bank Ltd, Singapore

Beneficiary Bank SWIFT Address: DBSSSGSG

Final Beneficiary Account Number: N/A

Final Beneficiary Account Name: IBG Loan Operations

Attention: Loan ref: 1050845 Alibaba Group Holding Limited (purpose of payment)

6.	Deutsche Bank AG, Singapore Branch

Correspondent Bank Name: Deutsche Bank Trust Company Americas, New York

Correspondent Bank SWIFT Address: BKTRUS33

Beneficiary Bank Account Number: 04-411-229

Beneficiary Bank Account Name: Deutsche Bank AG, Singapore Branch

Beneficiary Bank SWIFT Address: DEUTSGSG

Final Beneficiary Account Number: N/A

Final Beneficiary Account Name: N/A

Attention: winnie.wong@db.com / yvonne.choo@db.com /loanoperations.singapore@db.com

7.	The Hongkong and Shanghai Banking Corporation Limited

Correspondent Bank Name: HSBC BANK USA, New York

Correspondent Bank SWIFT Address: MRMDUS33 (Chips UID 226517)

Beneficiary Bank Account Number: 000-04442-3

Beneficiary Bank Account Name: HSBC Hongkong

Beneficiary Bank SWIFT Address: N/A

Final Beneficiary Account Number: N/A

Final Beneficiary Account Name: N/A

Attention: Re: Alibaba Group Holding Limited for the attention of CIB/CMB Loans

8.	JPMorgan Chase Bank, N.A., acting through its Hong Kong Branch

Correspondent Bank Name: JPMorgan Chase Bank, N.A., New York

Correspondent Bank SWIFT Address: CHASUS33

Beneficiary Bank Account Number: 001-0-959229

Beneficiary Bank Account Name: JPMorgan Chase Bank, N.A., Hong Kong

Beneficiary Bank SWIFT Address: CHASHKHH

Final Beneficiary Account Number: N/A

Final Beneficiary Account Name: N/A

Attention: HKGLNO ALO (Project Corona)

9.	Mizuho Corporate Bank, Ltd., Hong Kong Branch

Correspondent Bank Name: Citibank N.A., New York

Correspondent Bank SWIFT Address: CITIUS33

Beneficiary Bank Account Number: N/A

Beneficiary Bank Account Name: N/A

Beneficiary Bank SWIFT Address: N/A

Final Beneficiary Account Number: 36008194

Final Beneficiary Account Name: Mizuho Corporate Bank, Ltd., Hong Kong Branch (SWIFT Address: MHCBHKHH)

Attention: Loan Operations Department - Alibaba

10.	Morgan Stanley Bank, N.A.

Correspondent Bank Name: Citibank, N.A., New York, NY 10043

Correspondent Bank SWIFT Address: CITIUS33

Via: ABA#021-000-089

Account Number: 3044-0947

Beneficiary Bank Account Name: Morgan Stanley Bank, N.A.

Beneficiary Bank SWIFT Address: N/A

Final Beneficiary Account Number: N/A

Final Beneficiary Account Name: N/A

Reference: Project Corona

Attention: Loanservicing

11.	Morgan Stanley Senior Funding, Inc.

Correspondent Bank Name: Citibank, N.A., New York, NY 10043

Correspondent Bank SWIFT Address: MSNYUS33

Via: ABA#021-000-089

Account Number: 406-99-776

Beneficiary Bank Account Name: Morgan Stanley Senior Funding, Inc.

Beneficiary Bank SWIFT Address: N/A

Final Beneficiary Account Number: N/A

Final Beneficiary Account Name: N/A

Reference: Project Corona

Attention: Loanservicing

12.	Citicorp International Limited

Correspondent Bank Name: Citibank, N.A., New York Branch (ABA#02100089)

Correspondent Bank SWIFT Address: CITIUS33

Beneficiary Bank Account Number: 3688-7985

Beneficiary Bank Account Name: Citibank f/b/o Agency & Trust #45

Beneficiary Bank SWIFT Address: N/A

Final Beneficiary Account Number: N/A

Final Beneficiary Account Name: N/A

Attention: Eros Lai with reference Alibaba / Payment Details

SIGNATORIES

The Company

ALIBABA GROUP HOLDING LIMITED

By:

Address:	c/o Alibaba Group Services Limited
26/F, Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Fax:	+852 2215 5200
Telephone:	+852 2215 5100
Email:	tim.steinert@hk.alibaba-inc.com

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

The Original Guarantors
Executed and Delivered as a Deed )
for and on behalf of )
ALIBABA GROUP TREASURY LIMITED )
in the presence of: )

Address:	c/o Alibaba Group Services Limited
26/F, Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Facsimile:	+852 2215 5200
Attention:	General Counsel

Executed and Delivered as a Deed )
for and on behalf of )
TAOBAO HOLDING LIMITED )
in the presence of: )

Address:	c/o Alibaba Group Services Limited
26/F, Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Facsimile:	+852 2215 5200
Attention:	General Counsel

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

Executed and Delivered as a Deed )
for and on behalf of )
TAOBAO CHINA HOLDING LIMITED )
in the presence of: )

Address:	c/o Alibaba Group Services Limited
26/F, Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Facsimile:	+852 2215 5200
Attention:	General Counsel

Executed and Delivered as a Deed )
for and on behalf of )
ALIBABA.COM LIMITED )
in the presence of: )

Address:	c/o Alibaba Group Services Limited
26/F, Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Facsimile:	+852 2215 5200
Attention:	General Counsel

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

Executed and Delivered as a Deed )
for and on behalf of )
ALIBABA.COM CHINA LIMITED )
in the presence of: )

Address:	c/o Alibaba Group Services Limited
26/F, Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Facsimile:	+852 2215 5200
Attention:	General Counsel

Executed and Delivered as a Deed )
for and on behalf of )
ALIBABA.COM INVESTMENT )
HOLDING LIMITED )
in the presence of: )

Address:	c/o Alibaba Group Services Limited
26/F, Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Facsimile:	+852 2215 5200
Attention:	General Counsel

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

The Mandated Lead Arrangers

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Eliza Wong	/s/ Chris RACITI
	Eliza Wong	Chris RACITI
	Head of Corporate Coverage	Head of Corporate, North East Asia Loan Syndications

Address:	22/F, Three Exchange Square, 8 Connaught Place, Central, Hong Kong
Fax:	+852 3918 7163
Telephone:	+852 3918 2111 / +852 3918 2188
Email:	Sherzad.Desai@anz.com / Eliza.Wong@anz.com

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

CITIGROUP GLOBAL MARKETS ASIA LIMITED

By:

Address:	47F Citibank Tower, Citibank Plaza, 3 Garden Road, Central Hong Kong
Fax:	+852 2521 8094
Telephone:	+852 2501 2556
Email:	vivian.sam@citi.com

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

CREDIT SUISSE AG, SINGAPORE BRANCH

By:	/s/ Chris Stark	/s/ Ivy Lim
	Chris Stark	Ivy Lim
	Vice President	Assistant Vice President
Credit Suisse AG

Address:	1 Changi Business Park Central 1, #01-101 ONE@Changi City, Singapore 486036
Fax:	+65 6212 2709
Telephone:	+65 6306 9861 (Cristina De Guzman) /
+65 6212 2589 (Lorraine Kong)
Email:	apac.loansvc@credit-suisse.com

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

DBS BANK LTD.

By:	/s/ Boey Yin Chong	/s/ HENG YEOW KHING
	Boey Yin Chong	HENG YEOW KHING
	Managing Director	MANAGING DIRECTOR

Address:	12 Marina Boulevard, Level 44, DBS Asia Central @ Marina Bay Financial Centre Tower 3, Singapore 018982
Fax:	+65 6225 0536 / +65 6323 6353
Telephone:	+65 6878 4111 / +65 6878 8188
Email:	yeowkhing@dbs.com / yinchong@dbs.com

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

DEUTSCHE BANK AG, SINGAPORE BRANCH

By:

/s/ David Cheng Chi Jian	/s/ Steffen Alexander Limbach
David Cheng Chi Jian	Steffen Alexander Limbach
Director	Director

Address:	One Raffles Quay #14-00 South Tower Singapore 048583
Fax:	+65 6536 1328 / +65 6221 2306
Telephone:	+65 6423 8700
Email:	winnie.wong@db.com / yvonne.choo@db.com / Loanoperations.singapore@db.com

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:

Address:	1 Queen’s Road Central, Hong Kong
Fax:	+852 3409 2760
Telephone:	+852 2822 3047
Email:	lyndonhsu@hsbc.com.hk

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH

By:

Address:	28/F Chater House, 8 Connaught Road Central, Hong Kong
Fax:	+852 2877 0736
Telephone:	+852 2800 7613 / +852 2800 7628
Email:	sarah.schell@jpmorgan.com / bryan.cw.yeung@jpmorgan.com

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

MIZUHO CORPORATE BANK, LTD.

By:

Address:	17/F, Two Pacific Place, 88 Queensway, Hong Kong
Fax:	+852 2810 1326
Telephone:	+852 2103 3082 / +852 2103 3062
Email:	monita.chang@mizuho-cb.com / joey.mak@mizuho-cb.com
Attention:	Ms. Monita Chang / Ms. Joey Mak

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

MORGAN STANLEY ASIA LIMITED

By:	/s/ Crawford Jamieson
Crawford Jamieson

Address:	46/F International Commerce Centre, I Austin Road West, Kowloon, Hong Kong
Fax:	+852 3407-5506
Telephone:	+852 2239-1494
Email:	loanopshk@morganstanley.com
Attention:	Ezra Lau

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

The Original Lenders

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Eliza Wong	/s/ Chris RACITI
	Eliza Wong	Chris RACITI
	Head of Corporate Coverage	Head of Corporate, North East Asia Loan Syndications

Address:	22/F, Three Exchange Square, 8 Connaught Place, Central, Hong Kong
Fax:	+852 3918 7163
Telephone:	+852 3918 2111 / +852 3918 2188
Email:	Sherzad.Desai@anz.com / Eliza.Wong@anz.com

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

CITIBANK, N.A., HONG KONG BRANCH

By:

Address:	47F Citibank Tower, Citibank Plaza, 3 Garden Road, Central Hong Kong
Fax:	+852 2521 8094
Telephone:	+852 2501 2556
Email:	vivian.sam@citi.com

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

CREDIT SUISSE AG, SINGAPORE BRANCH

By:	/s/ Chris Stark	/s/ Ivy Lim
	Chris Stark	Ivy Lim
	Vice President	Assistant Vice President
Credit Suisse AG

Address:	1 Changi Business Park Central 1, #01-101 ONE@Changi City, Singapore 486036
Fax:	+65 6212 2709
Telephone:	+65 6306 9861 (Cristina De Guzman) /
+65 6212 2589 (Lorraine Kong)
Email:	apac.loansvc@credit-suisse.com

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

DBS BANK LTD.

By:	/s/ HENG YEOW KHING
HENG YEOW KHING
MANAGING DIRECTOR

Address:	12 Marina Boulevard, Level 44, DBS Asia Central @ Marina Bay Financial Centre Tower 3, Singapore 018982
Fax:	+65 6225 0536
Telephone:	+65 6878 4111 / +65 6878 6167 / +65 6878 2328
Email:	yeowkhing@dbs.com / michelleteo@dbs.com / yensankong@dbs.com

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

DEUTSCHE BANK AG, SINGAPORE BRANCH

By:

/s/ David Cheng Chi Jian	/s/ Steffen Alexander Limbach
David Cheng Chi Jian	Steffen Alexander Limbach
Director	Director

Address:	One Raffles Quay #14-00 South Tower Singapore 048583
Fax:	+65 6536 1328 / +65 6221 2306
Telephone:	+65 6423 8700
Email:	winnie.wong@db.com / yvonne.choo@db.com / Loanoperations.singapore@db.com

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:

Address:	1 Queen’s Road Central, Hong Kong
Fax:	+852 3409 2760
Telephone:	+852 2822 3047
Email:	lyndonhsu@hsbc.com.hk

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH

By:	Neha Rastogi, Executive Director
/s/ Neha Rastogi

Address:	20/F Chater House, 8 Connaught Road Central, Hong Kong
Fax:	+852 2845 9448
Telephone:	+852 2800 6625 / +852 2800 6621
Email:	neha.x.rastogi@jpmorgan.com / chen.zhu@jpmorgan.com

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

MIZUHO CORPORATE BANK, LTD., HONG KONG BRANCH

By:

Address:	16/F., Sun Life Tower, The Gateway, Harbour City, Kowloon, Hong Kong
Fax:	+852 2564 7859 / +852 2102 5207
Telephone:	+852 2102 5151 / +852 2102 5737
Email:	loanops.hk@mizuho-cb.com
Attention:	Mr. Andy Lam / Ms. Mandy Pang
Loan Operations Department

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

MORGAN STANLEY BANK, N.A.

By:
AUTHORIZED SIGNATORY

Address:	c/o Morgan Stanley Asia Limited, 46/F International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong
Fax:	+852 3407-5506
Telephone:	+852 2239-1494
Email:	loanopshk@morganstanley.com
Attention:	Ezra Lau

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

MORGAN STANLEY SENIOR FUNDING, INC.

By:
VICE PRESIDENT

Address:	c/o Morgan Stanley Asia Limited, 46/F International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong
Fax:	+852 3407-5506
Telephone:	+852 2239-1494
Email:	loanopshk@morganstanley.com
Attention:	Ezra Lau

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement

The Agent

CITICORP INTERNATIONAL LIMITED

By:	/s/ Eros Lai
Eros Lai
Vice President

Address: 9/F Two Harbourfront, 22 Tak Fung Street, Hunghom, Kowloon, Hong Kong

Fax: +852 2621 3183

Telephone: +852 2306 6612

Email: eros.lai@citi.com

Attention: Eros Lai

The Security Agent

CITICORP INTERNATIONAL LIMITED

By:	/s/ Eros Lai
Eros Lai
Vice President

Address: 9/F Two Harbourfront, 22 Tak Fung Street, Hunghom, Kowloon, Hong Kong

Fax: +852 2621 3183

Telephone: +852 2306 6612

Email: eros.lai@citi.com

Attention: Eros Lai

Project Corona – Signature page to US$8,000,000,000 Facilities Agreement